                                                               EXECUTION VERSION

                                CREDIT AGREEMENT

                            Dated as of July 31, 2006

                                      Among

                    TAL INTERNATIONAL CONTAINER CORPORATION,
                                  as Borrower,

                   THE LENDERS FROM TIME TO TIME PARTY HERETO,
                                   as Lenders,

                                       and

                              FORTIS CAPITAL CORP.,
                    as Loan Servicer and as Collateral Agent

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      2.4.     Termination or Reduction of Commitments; Increase in

                                   (continued)

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                                       ii

                                   (continued)

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      10.1.    Consolidated EBIT to Consolidated Cash Interest Expense

                                       iii

                                   (continued)

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                                       iv

                                   (continued)

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                                        v

                                    Exhibits

Exhibit A       Form of Asset Base Report
Exhibit B       Form of Assignment and Assumption
Exhibit C       Form of Equipment Report
Exhibit D       Form of Expected Runoff Report
Exhibit E       Form of Loan Request
Exhibit F       Form of Revolving Credit Note
Exhibit G       Credit and Collection Policy
Exhibit H       [Reserved]
Exhibit I       Credit Agreement Depreciation Policy
Exhibit J       Hedging Policy
Exhibit K       Form of Opinion of Borrower's Counsel
Exhibit L       Form of Officer's Certificate of Borrower
Exhibit M       Form of Security Agreement
Exhibit N       Form of Pledge Agreement
Exhibit O       [Reserved]
Exhibit P       [Reserved]
Exhibit Q       Form of Guaranty
Exhibit R       [Reserved]
Exhibit S       Agreed Upon Procedures

                                    Schedules

Schedule 1      Funding Commitments of Lenders
Schedule 2      [Reserved]
Schedule 3      Lessee Concentration Limits
Schedule 4      [Reserved]
Schedule 7.18   Existing Indebtedness of Borrower and Subsidiaries
Schedule 7.19   Insurance Maintained by Borrower and Subsidiaries
Schedule 9.3    Liens Existing on the Closing Date
Schedule 9.5    Investments Existing on the Closing Date
Schedule 9.7    Agreements of Borrower and Subsidiaries with any Affiliate of the Borrower or the Subsidiaries
Schedule 9.8    Encumbrances or Restrictions on Borrower and Subsidiaries

                                       vi

                                CREDIT AGREEMENT

     This CREDIT AGREEMENT is made as of July 31, 2006, by and among TAL
INTERNATIONAL CONTAINER CORPORATION, a corporation organized and existing under the laws of the State of Delaware (together with its successors and permitted assigns, "TAL" or the "Borrower"), each lender from time to time party hereto
(collectively, the "Lenders" and individually, a "Lender"), and FORTIS CAPITAL
CORP., a Connecticut corporation (together with its successors and permitted assigns, the "Loan Servicer").

     WHEREAS, subject to and upon the terms and conditions set forth herein, the
Lenders are willing to make available to the Borrower the credit facility provided for herein;

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   DEFINITIONS AND RULES OF INTERPRETATION.

          1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit
     Agreement referred to below:

          Administrative Questionnaire. An administrative questionnaire in a form supplied by the Loan Servicer.

          Advance Rate. Ninety percent (90%).

          Affiliate. With respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          Aggregate Commitments. An amount equal to the sum of the Commitments of all the Lenders.

          Aggregate Discounted Net Present Value of Finance Lease Receivables.
As of any date of determination with respect to one or more Leases, an amount equal to the sum of the Discounted Net Present Values of Receivables (measured as of the last day of the prior month) related to all such Leases.

          Aggregate Net Book Value. As of any date of determination, an amount equal to the sum of the Net Book Values (such Net Book Values to be measured as of the last day of the prior month) of all Eligible Containers and all Eligible
Chassis.

          Aggregate Note Principal Balance. As of any date of determination, an amount equal to the sum of the then unpaid principal balance of all Revolving
Credit Notes.

          Applicable Margin. With respect to each Loan for each Interest Period, one of the following amounts:

          (A) with respect to each Base Rate Loan, zero percent (0.00%) per annum; or

          (B) with respect to each LIBOR Rate Loan, one percent (1.00%) per annum.

          Asset Base. As of any date of determination, an amount equal to the sum of:

                    (A) for all Non-Defaulted Finance Leases and all
               Non-Excluded Defaulted Finance Leases, the product of (i) the
               Advance Rate, times (ii) the Aggregate Discounted Net Present
               Value of Finance Lease Receivables, plus

                    (B) the sum, for each Excluded Defaulted Finance Lease, of the lesser of (i) the product of (x) the Advance Rate and (y) the
               Discounted Net Present Value of Receivables of such Excluded
               Defaulted Finance Lease as of such date of determination, and
               (ii) the product of (x) the sum of the Net Book Values of all
               Eligible Chassis and Eligible Containers subject to such Excluded
               Defaulted Finance Lease as of such date of determination, and (y)
               the greater of (A) eighty-two percent (82%) and (B) an amount equal to the difference between (1) eighty-five percent (85%)
               minus (2) the product of one percent (1%) and the number of full
               12 calendar month periods elapsed since the Closing Date.

          Asset Base Deficiency. As of any Payment Date, the condition that exists if (i) the Aggregate Note Principal Balance (calculated after giving effect to any principal payments to be paid on such Payment Date) exceeds (ii)
the Asset Base. If such term is used in a quantitative context, the amount of the Asset Base Deficiency shall be equal to the amount of such excess.

          Asset Base Report. An Asset Base Report signed by a responsible officer of the Borrower and in substantially the form of Exhibit A hereto.

          Assignment and Assumption. An assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 15.2), and accepted by the Loan Servicer (acting at the direction of

the Majority Lenders), in substantially the form of Exhibit B or any other form approved by the Loan Servicer (acting at the direction of the Majority Lenders).

          Authorized Officer. With respect to (i) delivering Notices of
Borrowing and similar notices, any person or persons that has or have been authorized by the Board of Directors of the Borrower to deliver such notices pursuant to this Credit Agreement and that has or have appropriate signature cards on file with the Loan Servicer, (ii) delivering financial information and officer's certificates pursuant to this Credit Agreement, any Senior Designated
Officer of the Borrower, and (iii) any other matter in connection with this
Credit Agreement or any other Loan Document, any officer (or a person or persons so designated by any two officers) of the Borrower.

          Bank Facility Credit Agreement. The Amended and Restated Credit
Agreement, dated as of August 1, 2005, among the Borrower, TOL, TOCC, the lenders as named therein and Fortis Capital Corp., as agent (as such amount may be amended, supplemented or restated from time to time, but subject to Section
1.2(h) hereof), together with the "Loan Documents" (as defined in the Bank
Facility Credit Agreement).

          Base Rate. The higher of (a) the variable annual rate of interest so designated from time to time by Citibank N.A. as its "prime rate", such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer, and (b) ne-half of one percent (0.50%) above the
Federal Funds Effective Rate. For the purposes of this definition, "Federal
Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Loan Servicer from three funds brokers of recognized standing selected by the Loan Servicer.
Changes in the Base Rate resulting from any changes in Citibank N.A.'s "prime rate" shall take place immediately without notice or demand of any kind.

          Base Rate Loans. All or any portion of any Loan bearing interest calculated by reference to the Base Rate.

          Borrower. As defined in the preamble hereto.

          Breakage Cost. With respect to any Lender with respect to any Breakage
Prepayment, an amount equal to the difference (as reasonably determined by such
Lender and set forth in a certificate of such Lender delivered to the Borrower)
of (a) such Lender's cost of obtaining funds for the LIBOR Rate Loan that is the subject of such Breakage Prepayment for the period from the date of such
Breakage Prepayment to the last day of the Interest Period in effect (or that would have been in effect) for such LIBOR Rate Loan, minus (b) the amount of interest likely to be realized by such Lender

in redeploying the funds released or not utilized by reason of such Breakage
Prepayment for such period.

          Breakage Prepayment. This term shall have the meaning set forth in
Section 4.3 hereof.

          Business Day. One of the following: (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in New York, New York, London, England, Amsterdam, The
Netherlands or the city in which the Loan Servicer's office is located, a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on or with respect to, LIBOR Rate Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in
U.S. dollar deposits in the interbank Eurodollar market.

          Capitalized Leases. Leases under which the Borrower is the lessee or obligor, the discounted remaining rental payment Obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

          Capital Stock. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          Cash Equivalents. All of the following: (i) securities issued or directly fully guaranteed or insured by the governments of the United States,
Canada and members of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the respective such government is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) securities issued by any state of the
United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (iii) certificates of deposit and
Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank or commercial bank of a foreign country recognized by the United States, (x) in the case of a domestic commercial bank, having capital and surplus in excess of
$500,000,000 and outstanding debt which is rated "A" (or similar equivalent thereof) or higher by at least one nationally recognized statistical rating organization (as defined under Rule 436 under the Securities Act) and (y) in the case of a foreign commercial bank, having capital and surplus in excess of
$250,000,000 (or the foreign currency equivalent thereof), (iv) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (i) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii)
above, (v) commercial paper having a rating of at least A-2 from S&P or at least
P-2

from Moody's, (vi) securities with maturities of six (6) months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (iii)(x) of this definition, (vii) Indebtedness or preferred stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody's with maturities of
24 months or less from the date of acquisition, and (viii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (vii) above.

          Casualty Loss. With respect to any Container or Chassis, as the case may be, as of any date of determination, any of the following events or conditions:

          (i)   total loss or destruction thereof;

          (ii)  theft or disappearance thereof without recovery within sixty
                (60) days after such theft or disappearance becomes known to the
                Borrower or any of its Affiliates;

          (iii) damage rendering such Container or Chassis, as the case may be, unfit for normal use and, in the judgment of the Borrower, beyond repair at reasonable cost; or

          (iv)  any condemnation, seizure, forced sale or other taking of title to or use of such Container or Chassis, as the case may be.

          Certificate of Title. With respect to a Chassis, a MSO or an original certificate or other document issued by the Registrar of Titles of the applicable state, on which the Trust is shown as the owner of such Chassis.

          Change of Control. Without the prior consent of the Majority Lenders, the occurrence of any of the following events or conditions: (A) TAL Group shall consolidate or merge with or into any Person, (B) immediately following the occurrence of the consolidation or merger referenced in clause (A), (x) the
Permitted Holders shall beneficially own, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the voting Capital
Stock of the Person formed by such consolidation or merger than any other
"person" (as such term is used in Section 13(d) and 14(d) of the Securities
Exchange Act of 1934) or "group" (as such term is used in Section 13(d) and
14(d) of the Securities Exchange Act of 1934), and (y) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of
1934), other than one or more Permitted Holders, shall have acquired, by contract or otherwise, the power to exercise, directly or indirectly, a controlling influence over the composition of the board of directors or other similar management body of the Person formed by such consolidation or merger and
(C) less than seventy percent (70%) of the consolidated assets of the Person formed by such consolidation or merger and its Restricted Subsidiaries are held in connection with a Permitted Business.

          Chassis. Any intermodal container chassis to which either the Trust or the Borrower either (i) has good title and that is held for lease or sale or
(ii) is lessor under any Lease.

          Chassis Representations and Warranties. With respect to a Chassis, all of the following:

          (1)  Specifications. The Chassis conforms to any applicable industry standards;

          (2)  Rights to Leases. The rights with respect to each Lease included in the Related Assets for such Chassis either (x) are assignable without the consent of the related Lessee or any other Person other than consents that will have been obtained on or before the related transfer date, or (y) are subject to a one hundred percent (100%) participation interest in favor of the Loan
               Servicer, on behalf of the Lenders;

          (3)  Lessee Acceptance. With respect to each Chassis that is subject to a Lease on the Closing Date or Funding Date, as the case may be, the related Lessee has, to the best of the Borrower's
               knowledge, received and taken possession of such Chassis;

          (4)  Lease Files. Each Lease is stored in the Borrower's offices located in Purchase, New York and is subject to its customary security and safekeeping procedures;

          (5)  Eligible Finance Lease. As of the date the Chassis was initially included in the Asset Base, such Chassis was subject to an
               Eligible Finance Lease for which the Borrower was the lessor and which was not a Defaulted Finance Lease;

          (6)  Chattel Paper. With respect to each Lease, aside from any originally executed counterpart of each Lease in the possession of the Lessee, all other originally executed counterpart(s) of such Lease are in the possession of the Borrower;

          (7)  Lessees. No Lessee is an Affiliate of the Borrower;

          (8)  Non-Cancelable and Assignable. Each Lease in respect of such
               Chassis provides that (i) the Lessee's obligations thereunder are non-cancelable and not subject to any right of set-off,
               rescission, counterclaim, offset, reduction or recoupment, and
               (ii) the Lessee is responsible for all taxes, maintenance and insurance and assumes all risk of Casualty Loss;

          (9)  Compliance with Law. Each Lease in respect of such Chassis complied in all material respects at the time it was originated with all legal requirements of the jurisdiction in which it was originated (including without limitation any applicable U.S.
               Department of Transportation rules and regulations);

          (10) Certificate of Title. Either (A) a Certificate of Title has been issued with respect to such Chassis and such Certificate of Title
               (i) indicates that the Trust as the owner of such Chassis and
               (ii) there is no secured party shown on such Certificate of
               Title, or (B) an application for a Certificate of Title meeting the requirements of (i) and (ii) has been filed by the Borrower with the appropriate state office and not more than one hundred twenty (120) days shall have elapsed since such application has been made;

          (11) Casualty Loss. As of the date such Chassis was initially included in the Asset Base, such Chassis had not suffered a Casualty Loss;

          (12) Liens. Such Chassis is free and clear of all Liens except for
               Permitted Liens; and

          (13) Allocation to Pledged SUBI Certificate. All of the beneficial interest in such Chassis is represented by a Pledged SUBI
               Certificate.

          Closing Date. July 31, 2006.

          Code. The United States Internal Revenue Code of 1986, as amended from time to time (and any successor statute thereto), and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code as in effect on the Closing Date, and any subsequent provisions of the code, amendments thereto or substituted therefrom.

          Collateral. All of the property, rights and interests of the Borrower
(including without limitation all Receivables) that are or are intended to be subject to the Liens created by the Security Documents.

          Collateral Agent. Fortis Capital Corp., acting as collateral agent under the Security Documents.

          Collection Account. The account established pursuant to the provisions of Section 2.5.1 hereof.

          Collection Account Control Agreement. The Collection Account Credit
Agreement, dated as of July 31, 2006, by and among the Borrower, the Loan
Servicer and Citibank, N.A., as securities intermediary.

          Collection Period. Initially, the period commencing on the Closing
Date to and including August 31, 2006, and thereafter each calendar month.

          Collections. With respect to any Collection Period, an amount equal to all cash collected and applied by the Borrower in respect of the Leases included in the Asset Base (including, without limitation, cash collected and applied in respect of any casualty proceeds, sales proceeds and payments with respect to insurance) less any allocated Direct Operating Expenses in respect of such
Leases.

          Commitment. With respect to each Lender, the amounts set forth on
Schedule 1 hereto as the amounts of such Lender's commitment to make Loans to the Borrower pursuant to this Credit Agreement, as the same may be increased or reduced from time to time pursuant to the provisions hereof; or if such commitments are terminated pursuant to the provisions hereof, zero.

          Commitment Fee. This term shall have the meaning set forth in Section
5.1.1.

          Commitment Percentage. With respect to any Lender, the percentage
(carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender's Commitment at such time. If the commitment of each
Lender to make Loans has been terminated pursuant to this Credit Agreement or if the Aggregate Commitments have expired, then the Commitment Percentage of each
Lender shall be determined based on the outstanding Loans owing to such Lender at such time. The initial Commitment Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1 hereto or on the Assignment and
Assumption pursuant to which such Lender becomes a party hereto, as applicable.

          Company. Any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

          Competitor. Any Person engaged and competing with TAL Group, the
Borrower or any of their respective Subsidiaries in the container or chassis leasing business; provided, however, that in no event shall any insurance company or commercial banking institution be deemed to be a Competitor unless such Person or any of its Affiliates are directly and actively engaged in the operation of a container or chassis leasing business.

          Concentration Account. The bank account to which lessees are instructed to make payments in respect of Eligible Containers and Eligible
Chassis. As of the Closing Date, the Concentration Account is the account numbered 35537713 at Citibank, N.A.

          Concentration Limits. As of any date of determination, with respect to a Container, all of the clauses (1) through (4) and, with respect to a Chassis, clauses (1), (2) and (5):

          (1)  Each of the Lessee Concentration Limits shall have been satisfied;

          (2)  The sum of the Net Book Values of all such Containers and Chassis subject to Defaulted Finance Leases shall not exceed twenty percent (20%) of the Asset Base;

          (3)  The amount of the Asset Base attributable to Standard Containers must exceed or be equal to an amount equal to seventy-five percent (75%) of the amount of the Asset Base attributable to all
               Eligible Containers;

          (4)  The amount of the Asset Base attributable to refrigerated
               Containers shall not exceed fifty percent (50%) of the amount of the Asset Base attributable to all Eligible Containers; and

          (5)  The amount of the Asset Base attributable to Standard Chassis must exceed or be equal to an amount equal to seventy-five percent (75%) of the amount of the Asset Base attributable to all
               Eligible Chassis.

          Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the applicable Person and its Subsidiaries, consolidated in accordance with GAAP.

          Consolidated Cash Interest Expense. This term shall have the meaning set forth in the Bank Facility Credit Agreement.

          Consolidated EBIT. This term shall have the meaning set forth in the
Bank Facility Credit Agreement.

          Consolidated EBIT to Consolidated Cash Interest Expense Ratio. This
term shall have the meaning set forth in the Bank Facility Credit Agreement.

          Consolidated Funded Debt. This term shall have the meaning set forth in the Bank Facility Credit Agreement.

          Consolidated Interest Expense. This term shall have the meaning set forth in the Bank Facility Credit Agreement.

          Consolidated Net Income. This term shall have the meaning set forth in the Bank Facility Credit Agreement.

          Consolidated Subsidiaries. With respect to any Person, each Subsidiary of such Person that is required to be consolidated with such Person in accordance with GAAP.

          Consolidated Tangible Net Worth. This term shall have the meaning set forth in the Bank Facility Credit Agreement.

          Container. Any marine and maritime container (including dry cargo containers, refrigerated containers (including the associated generator sets, gps units and refrigeration units) and Specialized Containers) regarding which the Borrower is lessor under any Lease.

          Container Representations and Warranties. With respect to any
Container, all of the following:

          (1)  Specifications. At the date of its manufacture, the Container conformed to any applicable industry standards (including without limitation any applicable rules or regulations promulgated by the
               ISO or CSC);

          (2)  Rights to Leases. The rights with respect to each Lease included in the Related Assets for such Container either (x) are
               assignable without the consent of the related Lessee or any other
               Person other than consents that will have been obtained on or before the related transfer date, or (y) are subject to a one hundred percent (100%) participation interest in favor of the
               Loan Servicer, on behalf of the Lender;

          (3)  Lessee Acceptance. With respect to each Container that is subject to a Lease on the Closing Date or Funding Date, as the case may be, the related Lessee has, to the best of TAL's knowledge, received and taken possession of such Container;

          (4)  Lease Files. Each Lease is stored in TAL's offices located in
               Purchase, New York and is subject to its customary security and safekeeping procedures;

          (5)  Eligible Finance Lease. As of the date the Container was initially included in the Asset Base, such Container was subject to an Eligible Finance Lease for which the Borrower was the lessor and which was not a Defaulted Finance Lease;

          (6)  Chattel Paper. With respect to each Lease, aside from any originally executed counterpart of each Lease in the possession of the Lessee, all other originally executed counterpart(s) of such Lease are in the possession of the Borrower;

          (7)  Lessees. No Lessee is an Affiliate of the Borrower;

          (8)  Registration. Each Container's registration mark (four letter prefix) has been registered in the name of the Borrower or the

                                       10

               related Lessee in the official register of the Bureau
               International des Containers (Paris);

          (9)  Non-Cancelable and Assignable. Each Lease in respect of such
               Container provides that (i) the Lessee's obligations thereunder are non-cancelable and not subject to any right of set-off, rescission, counterclaim, offset, reduction or recoupment and
               (ii) the Lessee is responsible for all taxes, maintenance and insurance and assumes all risk of Casualty Loss;

          (10) Compliance with Law. Each Lease in respect of such Container complied in all material respects at the time it was originated with all legal requirements of the jurisdiction in which they were originated;

          (11) Casualty Loss. As of the date such Container was initially included in the Asset Base, such Container had not suffered a
               Casualty Loss; and

          (12) Liens. Such Container is free and clear of all Liens except for
               Permitted Liens.

          Contingent Obligation. As to any Person, means any obligation of such
Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such
Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the lesser of (x) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith and (y) the stated amount of such Contingent Obligation.

                                       11

          Control. The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.
"Controlling" and "Controlled" have meanings correlative thereto.

          Conversion Date. The date which is the two-year anniversary of the
Closing Date, as such date may be extended from time to time in accordance with
Section 16.12 hereof, or such earlier date as all Aggregate Commitments shall have been terminated in accordance with Section 2.4.

          Credit Agreement. This Credit Agreement, dated as of July 31, 2006 among the Borrower, the Lenders and the Loan Servicer, including the Schedules and Exhibits hereto, as amended, supplemented or otherwise modified in accordance with the terms hereof.

          Credit Agreement Depreciation Policy. The depreciation policy utilized by the Borrower for the purpose of calculating the Asset Base for this Credit
Agreement, which policy is attached as Exhibit I hereto. For the avoidance of doubt, the Credit Agreement Depreciation Policy is incorporated by this Credit
Agreement, and may only be amended in accordance with the procedures for amending this Credit Agreement provided in Section 16.12.

          Credit and Collection Policy. This term shall have the meaning set forth in Section 7.21.

          Default. This term shall have the meaning set forth in Section 13.1.

          Defaulted Finance Lease. Either of (without duplication) (i) any Lease for which (A) a rental payment owing thereunder is more than one hundred twenty
(120) days past due (measured from its contractual due date), or (B) the related
Lessee is in default under any other provision of such Lease not dealt with in clause (A), including the Lessee's insolvency, and the Borrower has in accordance with its normal procedures declared such Lease to be in default, or
(ii) any Lease (other than a Finance Lease) entered into by the Borrower with a lessee in order to re-lease Containers and/or Chassis subject to a Lease described in clause (i) of this definition.

          Defaulted Finance Lease Payment Period. Any period during which the sum of the Net Book Values of all such Containers and Chassis subject to
Defaulted Finance Leases exceeds twenty percent (20%) of the Asset Base.

          Defaulting Lender. Any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Loan Servicer or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

                                       12

          Designated Event of Default. The occurrence of an Event of Default of the types set forth in Sections 13.1(a), 13.1(b), 13.1(c), 13.1(e), 13.1(h),
13.1(i) or 13.1(l) hereof.

          Determination Date. The third (3rd) Business Day prior to a Payment
Date.

          Direct Operating Expenses. All direct expenses and costs, calculated on an accrual basis in accordance with GAAP, incurred in connection with the ownership, use and/or operation of a Container or Chassis, including but not limited to: (i) agency costs and expenses; (ii) depot fees, handling, and storage costs and expenses; (iii) survey, maintenance and repair expenses
(including the actual or estimated cost of repairs to be made pursuant to a damage protection plan); (iv) repositioning expense; (v) the cost of inspecting, marking and remarking such Container or Chassis; (vi) third-party fees for bankruptcy recovery; (vii) legal fees incurred in connection with enforcing rights under the leases of such Container or Chassis or repossessing such
Container or Chassis; (viii) insurance expense; (ix) federal, state, local and foreign taxes, levies, duties, charges, assessments, fees, penalties, deductions or withholdings assessed, charged or imposed upon or against such Container or
Chassis, including but not limited to ad valorem, gross receipts and/or other property taxes imposed against such Container or Chassis or against the revenues generated by such Container or Chassis; (x) expenses, liabilities, claims and costs (including without limitation reasonable attorneys fees) incurred by the
Borrower owing to any third party and arising directly or indirectly (whether wholly or in part) out of the state, condition, operation, use, storage, possession, repair, maintenance or transportation of, or otherwise with respect to, such Container or Chassis; (xi) expenses and costs (including legal fees) of pursuing claims against manufacturers or sellers of such Container or Chassis;
and (xii) non-recoverable sales and value-added taxes on such expenses and costs; provided, however, that in no event shall any selling, general and administrative expense of the Guarantor, the Borrower or any of their respective
Subsidiaries be considered a Direct Operating Expense.

          Discount Factor. With respect to each Finance Lease, the Federal
Reserve Swap Rate which is closest in length to the term of such Finance Lease plus the Applicable Margin as of the initial Funding Date of such Finance Lease.

          Discounted Net Present Value of Receivables. With respect to any Lease as of any date of determination, an amount calculated by discounting, using the
Discount Factor, all Receivables with respect to such Lease from the respective due dates of such Receivables to the date of determination, in accordance acceptable financial practices and in conformity with the methodology set forth in the form of Expected Runoff Report attached as Exhibit D.

          Disqualified Stock. With respect to any Person means that portion of any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event that would constitute a Change

                                       13

of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except in each case, upon the occurrence of a Change of Control) on or prior to the first anniversary of the final maturity date of the Loans for cash or is convertible into or exchangeable for debt securities of TAL Group or its
Consolidated Subsidiaries at any time prior to such anniversary.

          Dividend. With respect to any Person, (i) the payment by such Person of a dividend or distribution (other than dividends or distributions payable in
Capital Stock of such Person (other than Disqualified Stock)) on or in respect of shares of the Capital Stock of such Person or (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of such Person
(other than Disqualified Stock).

          Dollars or $. Dollars in lawful currency of the United States of
America.

          Eligible Account. Any account maintained with the Loan Servicer or any other financial institution satisfactory to the Lenders; notwithstanding the foregoing, an account at Citibank, N.A. shall be deemed an Eligible Account.

          Eligible Assignee. Any of the following: (i) a Lender; (ii) an
Affiliate of a Lender; (iii) any insurance company or commercial banking institution, in each case, that is not a Competitor; and (iv) any other Person
(other than a natural person) approved by the Borrower and the Loan Servicer
(acting at the direction of the Majority Lenders) (each such approval not to be unreasonably withheld or delayed).

          Eligible Chassis. Each Chassis which, when considered with all other
Chassis, shall comply with each of the following requirements:

          (1)  Such Chassis shall comply with all of the Chassis Representations and Warranties;

          (2)  The lease rights with respect to such Chassis are assignable without consent or for which consents have been obtained; and

          (3)  Such Chassis shall have been designated by the Borrower as an
               "Eligible Chassis" hereunder and as a "Pledged Chassis" under the
               Security Agreement (it being understood that, for the purposes of this clause (3), a Chassis will be deemed to have been designated by the Borrower as an "Eligible Chassis" hereunder in the event that such Chassis is so designated in any applicable Loan Request or Asset Base Report or is otherwise so designated on the books and records of the Borrower).

          Eligible Container. Each Container which, when considered with all other Containers, shall comply with each of the following requirements:

                                       14

          (1)  Such Container shall comply with all of the Container
               Representations and Warranties;

          (2)  The lease rights with respect to such Container are assignable without consent or for which consents have been obtained; and

          (3)  Such Container shall have been designated by the Borrower as an
               "Eligible Container" hereunder and as a "Pledged Container" under the Security Agreement (it being understood that, for the
               purposes of this clause (3), a Container will be deemed to have been designated by the Borrower as an "Eligible Container"
               hereunder in the event that such Container is so designated in any applicable Loan Request or Asset Base Report or is otherwise so designated on the books and records of the Borrower).

          Eligible Finance Lease. Any Finance Lease that as of any date of determination meets all of the following characteristics:

     (a)  Valid Contract. Such Finance Lease is a legal, valid and binding full recourse payment obligation of the related Lessee (or Affiliate thereof) enforceable in accordance with its terms (except as may be limited by applicable insolvency, bankruptcy, moratorium,
          reorganization, or other similar laws affecting enforceability of creditors' rights generally and the availability of equitable remedies) and is in full force and effect;

     (b)  Absolute Obligations. Such Finance Lease shall provide that the related Lessee's obligations under such Finance Lease are, among other characteristics, non-cancellable and not subject to any right of set-off, rescission, counterclaim, off-set, reduction or recoupment during the non-cancellable term of such Finance Lease;

     (c)  Taxes; Maintenance; Insurance. Such Finance Lease contains provisions requiring the related Lessee to pay all sales, use, excise, rental, property or similar taxes imposed on or with respect to the Container and to assume all risk of loss or malfunction of the related Container and such Finance Lease requires the related Lessee, at its own expense, to maintain the Container in good and workable order and to obtain and maintain liability insurance and physical damage insurance on the Container subject thereto (subject to Lessee's right to self-insure in accordance with the Credit and Collection Policy);

     (d)  No Violation. Until such time as the related Lessee shall exercise its option to purchase the Containers and/or Chassis subject to such
          Finance Lease, the pledge of Borrower's right, title and interest in and to such Finance Lease and the related Containers and/or Chassis, will not violate the terms or provisions of such Finance Lease or any other agreement to which the Borrower is a party or by which it is bound;

                                       15

     (e)  Acceleration. Such Finance Lease provides for the Lessor's right to accelerate all rental payments thereunder upon default by the Lessee;

     (f)  Casualty Loss. Such Finance Lease requires that in the event of an a
          Casualty Loss, the related Lessee must take one of the following actions: (a) restore or repair the affected Container or Chassis to good repair, condition and working order; (b) make a lump sum payment in an amount that is not less than the then stipulated loss value of the affected Container or Chassis as set forth in such Finance Lease;
          or (c) continue to make contractual payments on its regularly scheduled basis despite the occurrence of the Casualty Loss;

     (g)  Partial Pledges. Except as disclosed in writing by the Borrower to the
          Loan Servicer, no portion of such Finance Lease have been pledged to a third party;

     (h)  Good Title and First Lien. The Borrower has the right to assign to such Finance Lease and the Collateral Agent shall have a first priority, perfected security interest in the Borrower's rights in such
          Finance Lease; and

     (i)  Concentration Limits. Inclusion of such Finance Lease in the Asset
          Base shall not cause the Borrower to fail to be in compliance with the
          Concentration Limits.

          Eligible Interest Rate Hedge Counterparty. Any of the following:

          (A) any bank which has both (x) a long-term unsecured debt rating of at least "A-" or better from S&P (so long as any Outstanding Notes (as defined in the Master Indenture Documents) are rated by S&P) and "A3" or better from
Moody's (so long as any Outstanding Notes (as defined in the Master Indenture
Documents) are rated by Moody's) and (y) a short-term unsecured debt rating of
"A-2" or better from S&P (so long as any Outstanding Notes (as defined in the
Master Indenture Documents) are rated by S&P) and "P-2" or better from Moody's
(so long as any Outstanding Notes (as defined in the Master Indenture Documents)
are rated by Moody's); or

          (B) any bank or other financial institution which is otherwise acceptable to the Majority Lenders.

          Eligible Investments. Book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form, which evidence:

          (a) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

          (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the
United States

                                       16

of America or any State thereof and subject to supervision and examination by
Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations
(other than such obligations the rating of which is based on the credit of a
Person other than such depository institution or trust company) thereof shall be rated "A-1+" by S&P and "Prime-1" by Moody's;

          (c) commercial paper that, at the time of the investment or contractual commitment to invest therein, is rated "A-1+" by S&P and "Prime-1"
by Moody's;

          (d) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

          (e) repurchase obligations with respect to any security pursuant to a written agreement that is a direct obligation of, or fully guaranteed as to the full and timely payment by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (i)
a depository institution or trust company (acting as principal) described in clause (b) or (ii) a depository institution or trust company the deposits of which are insured by the Federal Deposit Insurance Corporation and whose commercial paper or other short-term unsecured debt obligations are rated "A-1+"
by S&P and "Prime-1" by Moody's and long-term unsecured debt obligations are rated "AAA" by S&P and "Aaa" by Moody's;

          (f) money market mutual funds registered under the Investment Company
Act having a rating, at the time of such investment, from each of S&P and
Moody's in the highest investment category granted thereby; and

          (g) any other investment as may be acceptable to the Loan Servicer
(acting at the direction of the Majority Lenders), as evidenced by the Loan
Servicer's prior written consent to that effect.

          Environmental Law. Any applicable local, state, federal, or other laws in the United States of America, or any other laws relating to the environment or natural resources or the regulation of releases or threatened releases of
Hazardous Substances into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Hazardous Substances, and all rules, orders and regulations currently promulgated thereunder.

          Environmental Claim. Any and all administrative, regulatory or judicial actions, suits, orders, claims or proceedings against the Borrower or any of its Restricted Subsidiaries under any Environmental Law or any permit issued to the Borrower or any of its Restricted Subsidiaries under any such
Environmental Law (for purposes of this definition, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and

                                       17

(b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from
Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          Equipment Report. An Equipment Report signed by a responsible officer of the Borrower and in substantially the form of Exhibit C hereto.

          ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Credit Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          ERISA Affiliate. Each trade or business, whether or not incorporated, which together with the Borrower or any Restricted Subsidiary of the Borrower
would be deemed to be a "single employer" within the meaning of Section 414(b)
or (c) of the Code.

          ERISA Event. Means (a) any "reportable event", as defined in Section
4043 of ERISA or the regulations issued thereunder, with respect to a Plan
(other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d)
of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA
Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or
Plans or to appoint a trustee to administer any Plan; (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to
Section 401(a)(29) of the Code or Section 307 of ERISA; (g) the receipt by the
Borrower or any of its ERISA Affiliates of any notice, or the receipt by any
Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) the occurrence of a "prohibited transaction" with respect to which the Borrower or any
Restricted Subsidiary of the Borrower is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower could otherwise be liable.

          Eurocurrency Reserve Rate. For any day with respect to a LIBOR Rate
Loan, the maximum rate (expressed as a decimal) at which any bank subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency
Liabilities" (as that term is used in

                                       18

Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve
Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

          Event of Default. This term shall have the meaning set forth in
Section 13.1.

          Excluded Defaulted Finance Lease. Any Defaulted Finance Lease which is not a Non-Excluded Defaulted Finance Lease; provided, notwithstanding the foregoing, any Lease included in the Asset Base which is not a Finance Lease shall be deemed an Excluded Defaulted Finance Lease for purposes of calculating the Asset Base.

          Excluded Defaulted Finance Lease Scheduled Principal Payment Amount.
With respect to any Payment Date, an amount equal to (A) the greater of (1) (x)
the Aggregate Note Principal Balance on the Conversion Date minus (y) an amount equal to the product of (i) the Advance Rate times (ii) the Aggregate Discounted
Net Present Value of Finance Lease Receivables with respect to all Non-Defaulted
Finance Leases and all Non-Excluded Defaulted Finance Leases included in the
Asset Base on the Conversion Date and (2) zero, divided by (B) 120.

          Executive Order. This term shall have the meaning set forth in Section
7.20.

          Expected Runoff Report. A report provided by the Borrower to the Loan
Servicer and in substantially the form of Exhibit D hereto setting forth (i) the methodology for determining the Discounted Net Present Value of Receivables,
(ii) the expected payment runoff for all Leases included in the Asset Base, and
(iii) the Scheduled Principal Payment for each remaining Payment Date, broken down into calculations demonstrating the derivation of the Finance Lease
Scheduled Principal Payment Amount for each such Payment Date and the Excluded
Defaulted Finance Lease Scheduled Principal Payment Amount for each such Payment
Date.

          Fair Market Value. With respect to any asset (including a Container or a Chassis), shall mean the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or governing body, a designated senior executive officer of the Borrower or its Subsidiaries selling such asset.

          Federal Bankruptcy Code. Title 11, United States Code as in effect from time to time (and any successor thereto).

          Federal Reserve Swap Rate. The applicable International Swaps and
Derivatives Association (ISDA(R)) mid-market par swap rate (as published on
Reuters Page ISDAFIX(R)1).

                                       19

          Fee Letter. That certain fee letter, dated as of July 31, 2006, by and among the Borrower and the Lenders, as amended, supplemented or otherwise modified in accordance with its terms.

          Fees. Collectively, the Commitment Fee and the fees detailed in the
Fee Letter.

          Finance Lease. Any Lease that either (x) is classified as a "direct financing lease" pursuant to GAAP or (y) provides the Lessee thereunder with the right or option to (i) purchase the Containers or Chassis subject thereto at the expiration of such lease or (ii) extend the term of such lease for an additional period, and, in either such instance, such Lease satisfies the criteria for classification as a capital lease pursuant to GAAP, including statement of
Financial Accounting Standards No. 13 as amended.

          Finance Lease Scheduled Principal Payment Amount. With respect to any
Payment Date, for all Non-Defaulted Finance Leases and all Non-Excluded
Defaulted Finance Leases included in the Asset Base on the Conversion Date, an amount equal to the (x) the product of (i) the Advance Rate times (ii) the
Aggregate Discounted Net Present Value of Finance Lease Receivables with respect to all such Finance Leases as of the immediately preceding Payment Date (or, with respect to the first Payment Date following the Conversion Date, the
Conversion Date), minus (y) the product of (i) the Advance Rate times (ii) the
Aggregate Discounted Net Present Value of Finance Lease Receivables with respect to all such Finance Leases as of such Payment Date; provided, however, the
Borrower and the Lenders may agree upon alternative Finance Lease Scheduled
Principal Payment Amounts for all (but not less than all) of the Payment Dates following the Conversion Date, to be evidenced by a schedule delivered by the
Borrower to the Loan Servicer not less than sixty (60) days preceding the
Conversion Date, such schedule to become effective only if expressly accepted and agreed to prior to the Conversion Date by each Lender under this Agreement.

          Financial Affiliate. A Subsidiary of the bank holding company controlling any Lender, which Subsidiary is engaging in any of the activities permitted by Section 4(e) of the Bank Holding Company Act of 1956 (12 U.S.C.
Section 1843).

          Foreign Assets Control Regulations. This term shall have the meaning set forth in Section 7.20.

          Fortis. Fortis Capital Corp., a Connecticut corporation, and its successors and permitted assigns.

          Funding Date. Each date on which a Loan is made to the Borrower pursuant to the terms of this Credit Agreement.

          GAAP or Generally Accepted Accounting Principles. Accounting
principles which are consistent with the principles promulgated or adopted from time to time by the Financial Accounting Standards Board, its committees and its predecessors,

                                       20

including applicable statements and interpretations issued by the American
Institute of Certified Public Accounting or its committees.

          Governmental Authority. Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

          Guaranty. This term shall have the meaning set forth in Section 11.6 hereof.

          Guarantor. TAL Group, as guarantor under the Guaranty.

          Hazardous Substances. Those substances or materials that are prohibited, limited or regulated by any Environmental Law.

          Hedging Agreement. Any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option agreement, interest rate exchange agreement, forward currency exchange agreement, forward rate currency agreement, forward commodity contract, commodity swap, commodity option or other similar agreement or arrangement to which the Borrower (or any Restricted Subsidiary) at that time is a party, designed to protect the Borrower (or any Restricted Subsidiary) against fluctuations in those interest rates, exchange rates, forward rates or commodity prices that normally arise in connection with the Borrower's ordinary course of business or as otherwise required to be entered into by the Borrower (or any
Restricted Subsidiary) pursuant to, and in accordance with, the terms of any
Loan Document.

          Incentive Arrangements. Any (a) earn-out agreements, (b) stock appreciation rights, (c) "phantom" stock plans, (d) employment agreements, (e)
non-competition agreements and (f) incentive and bonus plans entered into by the
Borrower or any Consolidated Subsidiary for the benefit of, and in order to retain, executives, officers or employees of Persons or businesses.

          Indebtedness. As to any Person, without duplication, means (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money, (ii) all obligations of such Person in respect of letters of credit, bankers' acceptances, and bank guaranties issued for the account of such
Person, (iii) all indebtedness of the types described in clause (i), (ii), (iv),
(v) or (vi) of this definition secured by any Lien on any property owned by such
Person, whether or not such indebtedness has been assumed by such Person
(provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the lesser of (A) the outstanding amount of such Indebtedness and (B) the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all capitalized lease obligations of such Person, (v) all Contingent Obligations of such Person, (vi) as of any date of determination, all obligations under any interest rate hedging or under any similar type of agreement to the extent of the amount due if such

                                       21

agreement were to be terminated on such date of determination, and (vii) all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are either
(x) not overdue by 90 days or more or (y) being contested in good faith by appropriate proceedings promptly instituted and diligently conducted).

          Indemnified Liabilities. This term shall have the meaning set forth in
Section 16.3.

          Indemnitees. This term shall have the meaning set forth in Section
16.3.

          Independent Accountant. Ernst & Young LLP or any other "Big 4" or other nationally or regionally recognized accounting firm that is reasonably acceptable to the Loan Servicer (acting at the direction of the Majority
Lenders) and that is independent with respect to the Borrower and its
Subsidiaries within the meaning of the Securities Act of 1933, as amended, and the applicable published rules and regulations thereunder.

          Interest Period. With respect to all or any relevant portion of any
Loan, (a) initially, the period commencing on the Funding Date of such Loan and ending on the close of business on the day preceding the immediately following
Payment Date, and (b) thereafter, each period commencing on a Payment Date and ending (i) for any Base Rate Loan, the day immediately preceding the next succeeding Payment Date; and (ii) for any LIBOR Rate Loan, the day preceding the one month anniversary of such Payment Date; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (A) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest
     Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

          (B) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

          (C) any Interest Period (except for the initial Interest Period with respect to any Loan) relating to any LIBOR Rate Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such
     Interest Period) shall end on the last LIBOR Business Day of a calendar month; and

          (D) any Interest Period that would otherwise extend beyond the
     Maturity Date shall end on the Maturity Date.

                                       22

          Interest Rate Hedging Agreement. A Hedging Agreement with one or more
Eligible Interest Rate Hedge Counterparties that protects the Borrower against fluctuations in interest rates.

          Investments. Any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit
(including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value of Capital Stock, Indebtedness or other similar instruments issued by any Person. In determining the aggregate amount of
Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital
(but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted in respect of any
Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

          Lease. Any lease or contract (including, without limitation, any supplement to a master lease agreement) for use or hire of an Eligible Container or Eligible Chassis by a Lessee with the Borrower, as lessor, but only to the extent such lease or contract relates to an Eligible Container or Eligible
Chassis.

          Lender Affiliate. With respect to any Lender, an Affiliate of such
Lender.

          Lenders. Fortis and the other lending institutions listed on Schedule
1 hereto and any other Person who becomes an assignee of any rights and obligations of a Lender pursuant to Section 15.

          Lessee. Any obligor under a Lease.

          Lessee Concentration Limits. Each of the concentration limits applicable to a Lessee set forth on Schedule 3 attached hereto, as such Schedule may be supplemented from time to time by Borrower with the consent of the
Lenders. Notwithstanding the foregoing, the Lessee Concentration Limits shall not apply to a Lessee for a period of six (6) months following the Closing Date;
so long as either (i) such Lessee is a Tier I Lessee as listed in Schedule 3, or
(ii) for all Lessees which are not Tier I Lessees as listed in Schedule 3, ninety percent (90%) of the net present value of the Receivables for the Finance
Leases of such Lessees included in this clause (ii) shall not exceed an amount equal to twenty percent (20%) of the Aggregate Commitments.

          Leverage Ratio. This term shall have the meaning set forth in the Bank
Facility Credit Agreement.

                                       23

          LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Loan Servicer
(acting at the direction of the Majority Lenders).

          LIBOR Rate. For any Interest Period with respect to a LIBOR Rate Loan, the rate of interest equal to (i) the rate determined by the Loan Servicer at which Dollar deposits for such Interest Period are offered based on information presented on Page 3750 of the Dow Jones Market Service (formerly known as the
Telerate Service) as of 11:00 a.m. London time on the second (2nd) LIBOR
Business Day prior to the first day of such Interest Period, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate. If the rate described above does not appear on the Dow Jones Market Service on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such LIBOR Rate Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the second (2nd) LIBOR Business Day prior to the first day of such
Interest Period as selected by the Loan Servicer. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading
European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the second LIBOR Business Day prior to the first day of such Interest Period.
In the event that the Loan Servicer is unable to obtain any such quotation as provided above, it will be considered that the LIBOR Rate pursuant to a LIBOR
Rate Loan cannot be determined.

          LIBOR Rate Loan. A Loan bearing interest calculated by reference to the LIBOR Rate.

          Lien. Any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or other), charge, preference, priority or other security agreement of any kind or nature whatsoever (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute (other than any unauthorized notice filing for which there is not otherwise any underlying Lien or obligation), and any lease having substantially the same effect as the foregoing).

          Loan. Any loan made or to be made by the Lenders to the Borrower pursuant to Section 2.1 hereof.

                                       24

          Loan Documents. This Credit Agreement, any Hedging Agreement, the
Revolving Credit Notes, the Securitization Intercreditor Agreement, the
Guaranty, the Fee Letter, the Trust Agreement, and the Security Documents.

          Loan Request. This term shall have the meaning set forth in Section
2.2.

          Loan Servicer. Fortis, acting as loan servicer for the Lenders, and each other Person appointed as the successor Loan Servicer in accordance with
Section 14.6.

          Loan Servicer's Office. The Loan Servicer's office located at Three
Stamford Plaza, 301 Tresser Boulevard, Stamford, Connecticut 06901, or at such other location as the Loan Servicer may designate from time to time.

          Loan Servicer's Special Counsel. Thacher Proffitt & Wood LLP or such other counsel as may be approved by the Loan Servicer.

          Majority Lenders. As of any date of determination, any single Lender or multiple Lenders collectively having more than fifty percent (50%) of the sum of the portion of the Aggregate Commitments unfunded at such date plus the aggregate outstanding principal amount of the Loans or, if the commitment of each Lender to make Loans has been terminated pursuant to Section 13.2, any single or multiple Lenders collectively holding in the aggregate more than fifty percent (50%) of the outstanding principal amount of the Loans; provided that the Commitment of, and the portion of the outstanding principal amount of the
Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders.

          Margin Stock. The term shall have the meaning provided in Regulation
U.

          Master Indenture Documents. The Amended and Restated Indenture, dated as of April 12, 2006 (as such Amended and Restated Indenture shall be amended, modified or supplemented from time to time), between TAL Advantage I LLC and
U.S. Bank National Association, as indenture trustee, and all other Transaction
Documents (as such term is defined in such Amended and Restated Indenture).

          Material Adverse Effect. With respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding):

          (a) a material adverse effect on the business, financial condition or operations of the Borrower; or

          (b) a material adverse effect on the ability of the Borrower to perform any of its monetary Obligations under any of the Loan Documents to which it is a party.

                                       25

          Maturity Date. The earlier to occur of (i) the date on which the principal balance of the Revolving Credit Notes has been accelerated in accordance with Section 13.1 and (ii) July 31, 2018.

          Moody's. Moody's Investor Service, Inc., or any successor thereto.

          MSO. With respect to any Chassis, a manufacturer's statement of origin.

          Multiemployer Plan. Any multiemployer plan, as defined in Section
4001(a)(3) of ERISA with respect to which the Borrower or any of its ERISA
Affiliates shall have any liability.

          Net Book Value. With respect to an Eligible Container or an Eligible
Chassis, as the case may be, as of any date of determination, an assigned amount equal to either:

          (A) with respect to an Eligible Container that as of such date of determination is subject to an Excluded Defaulted Finance Lease, the excess of (i) the Original Equipment Cost of such Eligible Container, over (ii)
     the accumulated depreciation with respect to such Eligible Container, calculated as of the last day of the immediately preceding month utilizing the Credit Agreement Depreciation Policy (it being understood that any portion of the Original Equipment Cost of such Eligible Container that is attributable to an improvement to such Eligible Container pursuant to clause (A)(iii) or clause (B)(iii) of the definition of "Original Equipment
     Cost", shall, notwithstanding the foregoing, be depreciated over the remaining depreciation period of such Eligible Container from and after the date of such improvement, in each case, as determined in accordance with the Credit Agreement Depreciation Policy); or

          (B) with respect to an Eligible Chassis that as of such date of determination is subject to an Excluded Defaulted Finance Lease, the excess of (i) the Original Equipment Cost of such Eligible Chassis, over (ii) the accumulated depreciation of such Eligible Chassis, calculated as of the last day of the immediately preceding month utilizing the Credit Agreement
     Depreciation Policy (it being understood that any portion of the Original
     Equipment Cost of such Eligible Chassis that is attributable to an improvement to such Eligible Chassis pursuant to clause (B)(iii) of the definition of "Original Equipment Cost", shall, notwithstanding the foregoing, be depreciated over the remaining depreciation period of such
     Eligible Chassis from and after the date of such improvement, in each case, as determined in accordance with the Credit Agreement Depreciation Policy).

          Non-Defaulted Finance Lease. Any Lease which is not a Defaulted
Finance Lease.

          Non-Excluded Defaulted Finance Lease. A Defaulted Finance Lease with respect to which the Borrower is diligently attempted to recover the Containers
or

                                       26

Chassis subject thereto in accordance with the Borrower's standard recovery policy, to the extent that the equipment is not considered "unrecoverable" by the Borrower; provided, however, that no Defaulted Finance Lease shall qualify as a Non-Excluded Defaulted Finance Lease if ninety (90) days have elapsed since such Defaulted Finance Lease initially became a Defaulted Finance Lease.

          Non-Excluded TaxesUT. Any taxes other than:

          (i)  income taxes, branch profits taxes, franchise taxes or any other tax imposed on the net income of the Lender or the Loan Servicer under the laws of the jurisdiction (or any political subdivision of taxing authority thereof or therein) in which such Lender or the Loan Servicer is organized or in which the principal office or funding office of such Lender or the Loan Servicer is located;

          (ii) any deduction, withholding or other imposition of taxes that arises as a result of a present or former connection between such
               Lender or the Loan Servicer and the relevant jurisdiction
               imposing such tax, including carrying on business in, having a branch, agency or permanent establishment in, or being resident in such jurisdiction but excluding any such connection which arises solely as a result of such Lender or the Loan Servicer having executed, performed its obligations under or received payment under any of the Loan Documents or otherwise solely by virtue of the Loan Documents.

          Non-U.S. Lender. This term shall have the meaning set forth in Section
5.2.3.

          Notes. The Revolving Credit Notes.

          Obligations. All indebtedness, obligations and liabilities of the
Borrower to any of the Lenders, the Loan Servicer or any Eligible Interest Rate
Hedge Counterparty, individually or collectively, existing on the date of this
Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan
Documents or in respect of any Loan or any of the Revolving Credit Notes.

          Original Equipment Cost. As of any date of determination for an
Eligible Container or an Eligible Chassis, as the case may be, one of the following amounts:

          (A) with respect to any Eligible Container owned by the Borrower on the closing date of the Acquisition, an amount equal to the sum of (i) the greater of (A) the vendor's or manufacturer's invoice price of such
     Eligible Container and (B) with respect to those Eligible Containers owned by the Borrower on the closing date of the Acquisition that were previously acquired by the Borrower

                                       27

     through an asset purchase or other acquisition, the purchase price allocated to an Eligible Container by the Borrower in the acquisition of such Eligible Container, plus (ii) reasonable and customary inspection, transport and initial positioning costs necessary to put such Eligible
     Container in service, plus (iii) the cost of any improvement to such
     Eligible Container that has been capitalized in accordance with GAAP; or

          (B) with respect to any Eligible Container or Eligible Chassis acquired by the Borrower subsequent to the closing date of the Acquisition, an amount equal to the sum of (i) the vendor's or manufacturer's invoice price of such Eligible Container or Eligible Chassis, plus (ii) reasonable and customary inspection, transport and initial positioning costs necessary to put such Eligible Container or Eligible Chassis in service, plus (iii)
     the cost of any improvement to such Eligible Container or Eligible Chassis that has been capitalized in accordance with GAAP.

          Original Lender. Any Lender that is a party to this Agreement as of the Closing Date.

          Other Taxes. This term shall have the meaning set forth in Section
5.2.2(b).

          Participant. This term shall have the meaning set forth in Section
15.4 hereof.

          Patriot Act. This term shall have the meaning set forth in Section
16.15.

          Payment Date. The 20th day of each month or, if such day is not a
Business Day, the immediately succeeding Business Day.

          PBGC. The Pension Benefit Guaranty Corporation established pursuant to
Section 4002 of ERISA, or any successor thereto.

          Permitted Business. The marine container leasing business and any business that is the same as or similar, reasonably related, complementary, ancillary or incidental to the marine container leasing business, including, but not limited to, the leasing of chassis. The chassis leasing business, container logistics business, the container purchase and resale business, and the static storage business, all as currently engaged in by Borrower or its Subsidiaries on the Closing Date are also deemed to be a Permitted Business. For the avoidance of doubt, all activities contemplated by the Master Indenture Documents and all activities related to a Permitted Securitization shall be deemed to be a
"Permitted Business" hereunder.

          Permitted Dividend. Any of:

          (i) the payment of any dividend or other distribution or redemption within 60 days after the date of declaration of such dividend or call for

                                       28

     redemption if such payment would have been permitted on the date of declaration or call for redemption;

          (ii) payments or advances to or by the Borrower that will be used for one of the purposes described in clauses (i), (iv), (v), (vi), (viii), (ix)
     and (xiv) of Section 9.5 hereof;

          (iii) payments, advances or dividends to any direct or indirect parent entity of the Borrower to be used by such entity solely to pay its franchise taxes, directors fees, registration and reporting fees, fees and expenses associated with state qualifications and other state, federal or regulatory compliance matters, fees and expenses of accountants and other fees, costs and expenses owing by it in the ordinary course of business;
     provided, that any such payments, advances or dividends shall actually be used by such entity to pay such amounts; and provided further, that any such payments, advances or dividends to directors that are Affiliates of the Borrower or employees of the Borrower or any Affiliate of the Borrower are in an aggregate amount not to exceed $1.5 million in any fiscal year
     (it being acknowledged and agreed that any independent director of the
     Borrower shall not be deemed to be an Affiliate of the Borrower for the purposes of this clause (iii));

          (iv) payments, advances or dividends to any direct or indirect parent entity of the Borrower to be used by such entity solely to pay indemnification payments to one or more of its officers and directors;

          (v) dividends or distributions to the Borrower or any Subsidiary of the Borrower;

          (vi) advances to any direct or indirect parent entity of the Borrower to be used by such entity solely to pay federal, state and local income taxes made no earlier than five days prior to the date on which such entity is required to make such payment in an amount not to exceed the aggregate tax liability of the Borrower and its Subsidiaries for such calendar year determined as if the Borrower and its Subsidiaries were a separate affiliated group (as defined in Section 1504 of the Internal Revenue Code of 1986, as amended) filing a consolidated return, or, to the extent applicable, a separate group filing combined or unitary returns, and then only to the extent that any such payments are actually paid by such entity to governmental entities and any payments made in connection with any tax-sharing agreement;

          (vii) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock (other than Disqualified
     Stock) of the Borrower; provided, that any such cash payment shall not (A)
     be for the purpose of evading the limitations of Section 9.6 (as determined in good faith by the

                                       29

     Board of Directors of the applicable Borrower) and (B) exceed two hundred fifty thousand dollars ($250,000) in any fiscal year;

          (viii) the acquisition of any shares of Capital Stock (other than
     Disqualified Stock) of the Borrower, solely in exchange for other shares of
     Capital Stock (other than Disqualified Stock) of the Borrower;

          (ix) repurchases of Capital Stock deemed to occur upon exercise of stock options, warrants or other similar rights if such Capital Stock represents a portion of the exercise price of such options, warrants or other similar rights;

          (x) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of such Person owned by the Borrower or any
     Restricted Subsidiary of the Borrower;

          (xi) so long as no Designated Event of Default shall have occurred and be continuing, Dividends made to effect a Permitted Securitization;
     provided, however, that no such distribution shall be made to TAL Group pursuant to this clause (xi);

          (xii) any Dividend made out of the net cash proceeds or the fair market value of other assets received by the Borrower from any Person
     (other than a Restricted Subsidiary of the Borrower) from the substantially concurrent sale of, or made by exchange for, Capital Stock (other than
     Disqualified Stock) of the Borrower or a substantially concurrent capital contribution received by the Borrower from its stockholders;

          (xiii) the purchase, repurchase, retirement, redemption or other acquisition of shares of Capital Stock of the Borrower, any Subsidiary of the Borrower or any direct or indirect parent of the Borrower from employees, former employees, directors, former directors or consultants of the Borrower, any Subsidiary of the Borrower or any direct or indirect parent of the Borrower (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Borrower or of any direct or indirect parent of the Borrower under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, that the aggregate amount of such repurchases and other acquisitions in any calendar year shall not exceed the lesser of
     (i) the sum of (x) Five Million Dollars ($5,000,000) and (y) the aggregate amount of Dividends permitted (but not made) pursuant to this clause (xiii)
     in prior calendar years and (ii) Ten Million Dollars ($10,000,000);
     provided further, that such amount in any calendar year may be increased by an amount not to exceed the net cash proceeds of key man life insurance policies received by the Borrower or any direct or indirect parent of the
     Borrower after the Closing Date; and

                                       30

          (xiv) so long as no Designated Event of Default shall have occurred and be continuing, any Dividend to the extent that such Dividend, together with the aggregate amount of all other Dividends made pursuant to this clause (xiv) is less than fifty percent (50%) of the Consolidated Net
     Income for the period commencing on the date hereof and terminating on the date that such Dividend is so made.

          Permitted Holders. The Resolute Fund L.P., The Jordan Company, L.P.,
Klesch & Company Limited, Edgewater Private Equity Fund III, L.P., Edgewater
Private Equity Fund IV, L.P., Fairholme Partners, L.P., Fairholme Ventures II,
LLC, Fairholme Holdings, Ltd., JZ Equity Partners plc and each such Person's respective direct or indirect partners, shareholders, members, investors and
Affiliates.

          Permitted Indebtedness. This term shall have the meaning set forth in
Section 9.4 hereof.

          Permitted Liens. This term shall have the meaning set forth in Section
9.3 hereof.

          Permitted Securitization. Each of (A) the transactions contemplated by the Master Indenture Documents, and (B) any other transaction pursuant to which
(i) the Borrower and/or its Subsidiaries either (x) sells, conveys or otherwise transfers, or grants a security interest in, containers or chassis, leases and other related assets or (y) sells, conveys, issues or otherwise transfers or grants a security interest in a SUBI, in either case, to any other Person (other than the Borrower or any of its Subsidiaries), (ii) such other Person issues
Indebtedness (or interests therein) that is secured by such containers or chassis, leases and other related assets (or by a SUBI), (iii) none of the
Borrower or any of its Restricted Subsidiaries (other than such other Person)
has any obligation to maintain such entity's financial condition or cause such entity to achieve certain levels of operating results (other than those related to or incidental to the relevant Permitted Securitization) and (iv) none of the holders of the Indebtedness shall have recourse to the Borrower or any of its
Restricted Subsidiaries (other than such other Person) for credit losses on leases or the inability of the containers or chassis, in each case subject to the Permitted Securitization, to generate sufficient cash flow to repay the
Indebtedness issued by such entity.

          Permitted Transaction. Any of the following transactions:

          (i) any transaction contemplated by the Master Indenture Documents or by any other Permitted Securitization, including, without limitation, any sale, contribution or other transfer of Containers, Chassis and Related
     Assets in connection with a Permitted Securitization from time to time so long as no Default, Event of Default or Asset Base Deficiency is then continuing (or would result from such sale, contribution or transfer of
     Containers, Chassis, and Related Assets or a SUBI);

                                       31

          (ii) any lease of Containers or Chassis in the ordinary course of business and consistent with past practices;

          (iii) any merger, consolidation, dissolution or liquidation of any
     Restricted Subsidiary of the Borrower with and into the Borrower (so long as the Borrower is the surviving corporation of such merger, consolidation, dissolution or liquidation);

          (iv) any merger, consolidation, dissolution or liquidation of any
     Restricted Subsidiary of the Borrower with and into any other Restricted
     Subsidiary of the Borrower;

          (v) any sale, assignment, transfer, conveyance or other disposition of assets by the Borrower or any Restricted Subsidiary of the Borrower to the
     Borrower or any Restricted Subsidiary of the Borrower;

          (vi) any sale, assignment, transfer, conveyance or other disposition of assets by any Restricted Subsidiary of the Borrower to the Borrower or
     any other Restricted Subsidiary of the Borrower;

          (vii) any sale, assignment, transfer, conveyance or other disposition by the Borrower or any Restricted Subsidiary of the Borrower of any Cash
     Equivalents;

          (viii) any disposition of used, obsolete, uneconomic, worn-out or surplus assets of the Borrower and its Restricted Subsidiaries in the
     ordinary course of business and consistent with past practices;

          (ix) any sale, assignment, transfer, conveyance or other disposition by the Borrower or any Restricted Subsidiary of the Borrower of Containers
     or Chassis to their respective Lessees in the ordinary course of business pursuant to (A) a Finance Lease that is originated in the ordinary course of business and consistent with past practices (so long as such Finance
     Lease, to the extent that it relates to an Eligible Container or Eligible
     Chassis, complies with all Chassis Representations and Warranties and/or
     Container Representations and Warranties, as the case may be), (B) a purchase option contained in any Lease with such Lessee that was originated in the ordinary course of business and consistent with past practices or
     (C) any other arm's length transaction with a Person that is not an
     Affiliate of the Borrower entered into in the ordinary course of business and consistent with past practice; and

          (x) any other sale or disposition by the Borrower or any Restricted
     Subsidiary of the Borrower of Eligible Containers or Eligible Chassis that will result in net sales proceeds (after deducting any costs incurred in connection with each such sale) of not less than the sum of the Net Book
     Values of the Eligible Containers or Eligible Chassis that were sold.

                                       32

          Person. An individual, any partnership, a corporation, a joint venture, a trust, an unincorporated organization, or a government or any agency or political subdivision thereof.

          Plan. Any employee pension plan (other than a Multiemployer Plan)
subject to the provisions of Title IV of ERISA or Section 412 of the Code or
Section 307 of ERISA, and in respect of which the Borrower or any of its ERISA
Affiliates is an "employer" as defined in Section 3(5) of ERISA.

          Pledge Agreement. This term shall have the meaning provided in Section
11.14.

          Pledge Agreement Collateral. This term shall mean all of the
"Collateral" as defined in the Pledge Agreement.

          Pledged Chassis. This term shall have the meaning set forth in the
Security Agreement.

          Pledged Container. This term shall have the meaning set forth in the
Security Agreement.

          Pledged SUBI Certificate. A certificate representing a special unit of beneficial interest in the Trust, which certificate has been pledged by the
Borrower to the Loan Servicer pursuant to the terms of the Pledge Agreement.

          Preferred Equity. With respect to the Capital Stock of any Person means Capital Stock of such Person (other than common stock of such Person) of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Stock of any other class of such Person.

          Receivable. With respect to any Lease as of any date of determination, any expected future rental or other (e.g., purchase option) payment with respect to such Lease which has not yet become due.

          Record. The grid attached to a Revolving Credit Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Loan Servicer with respect to any Loan referred to in such Note.

          Refinance. In respect of any security or Indebtedness, means to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. Refinanced and Refinancing shall have correlative meanings.

          Refinancing Indebtedness. Any Refinancing by the Borrower or any
Restricted Subsidiary of the Borrower of Indebtedness permitted by or incurred in

                                       33

accordance with clause (i), (ii), (v), (vi), (vii), (viii), (ix), (xii), (xiv),
(xv) or (xvi) of Section 9.4, in each case that does not:

          (1) have an aggregate principal amount (or, if such Indebtedness is issued with original issue discount, an aggregate offering price) greater than the sum of (x) the aggregate principal amount of the Indebtedness being Refinanced (or, if such Indebtedness being Refinanced is issued with original issue discount, the aggregate accreted value) as of the date of such proposed Refinancing plus (y) the amount of fees, expenses, premium, defeasance costs and accrued but unpaid interest relating to the
     Refinancing of such Indebtedness being Refinanced; or

          (2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness
     being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced.

          Register. This term shall have the meaning set forth in Section 15.3.

          Registrar of Titles. The agency, department or office having the responsibility for maintaining records of titles to motor vehicles in the jurisdiction in which a particular Chassis is registered.

          Regulation T. Regulation T of the Board of Governors of the Federal
Reserve System as from to time in effect and any successor to all or any portion thereof.

          Regulation U. Regulation U of the Board of Governors of the Federal
Reserve System as from time to time in effect and any successor to all or a portion thereof.

          Regulation X. Regulation X of the Board of Governors of the Federal
Reserve System as from time to time in effect and any successor to all or any portion thereof.

          Related Assets. With respect to any Container or Chassis, all of the following: (i) all of the Borrower's right, title and interest in and to, but none of its obligations under, any agreement between the Borrower and the manufacturer of each such Container or Chassis pursuant to which the Borrower acquired a Container or Chassis from such manufacturer, and all amendments, additions and supplements hereafter made with respect thereto, (ii) all of the
Borrower's right, title and interest in and to any Lease which such Container or
Chassis is subject to from time to time, (iii) all right, title and interest of the Borrower in and to all payments, proceeds and other amounts in respect of such Container or Chassis (or any Lease to which such Container or Chassis is subject) which have accrued but have not been paid and (iv) all payments, proceeds and income of the foregoing or related thereto.

                                       34

          Related Parties. With respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such
Person and of such Person's Affiliates.

          Restricted Subsidiary. With respect to any Person, any Subsidiary of such Person that is not an Unrestricted Subsidiary of such Person.

          Returns. This term shall have the meaning set forth in Section 7.17.

          Revolving Credit Note. This term shall have the meaning set forth in
Section 2.3.

          Revolving Credit Note Record. A Record with respect to a Revolving
Credit Note.

          Revolving Credit Period. The period commencing on the Closing Date and ending on the Conversion Date, but excluding any Defaulted Finance Lease Payment
Period.

          Scheduled Principal Payment Amount. On any Payment Date, one of the
following:

          (1)  for any Payment Date prior to the Conversion Date, zero;

          (2)  for any Payment Date following the Conversion Date, the lesser of:

               (A) the sum of (i) the Finance Lease Scheduled Principal Payment
               Amount, plus (ii) the Excluded Defaulted Finance Lease Scheduled
               Principal Payment Amount; or

               (B) the then Aggregate Note Principal Balance; and

          (3)  on the Maturity Date, the then Aggregate Note Principal Balance.

          Section 10.1 Triggering Event. Shall mean, at any time that an
Original Lender shall continue to be a Lender under this Agreement, the occurrence of any event that results in neither such Original Lender nor any of such Original Lender's Affiliates remaining a "Lender" under the Bank Facility
Credit Agreement or under any Indebtedness incurred to Refinance the
Indebtedness outstanding under the Bank Facility Credit Agreement.

          Securitization Intercreditor Agreement. This term shall have the meaning set forth in the Bank Facility Credit Agreement.

          Security Agreement. This term shall have the meaning set forth in
Section 11.8.

                                       35

          Security Documents. The Security Agreement, the Pledge Agreement, the
Collection Account Control Agreement and other instruments and documents, including, without limitation, Uniform Commercial Code financing statements (or documents of similar import) and filings made with the United States Patent and
Trademark Office and United States Copyright Office, required to be executed or delivered pursuant to any Security Document.

          Senior Designated Officer. With respect to the Borrower, the Chief
Executive Officer, the President, the Chief Financial Officer or any Vice
President of the Borrower.

          Specialized Containers. All tank Containers, special purposes
Containers, open top Containers, flat rack Containers, bulk Containers, high cube Containers (other than 40' high cube dry Containers), cellular palletwide
Containers and all other types of Containers other than Standard Containers.

          S&P. Standard & Poor's Ratings Services, a division of The McGraw-Hill
Companies, Inc., or any successor thereto.

          Standard Chassis. All of the following types of Chassis: 20' Slider,
40' Gooseneck, 40'- 45' Extendable, 45' Gooseneck, 53' Chassis.

          Standard Containers. All of the following types of Containers:
20'x8'6", 40'x8'6" and 40'x9'6" dry cargo Containers and 20'x8'6", 40'x8'6" and
40'x9'6" refrigerated Containers.

          State. Any state of the United States of America.

          SUBI. A special unit of beneficial interest in the Trust. References to a SUBI shall be deemed to include, where applicable, references to one or more certificates representing such SUBI.

          Subsidiary. With respect to any Person shall mean and include (i) any corporation, partnership, association, limited liability company, joint venture or other entity more than 50% of whose Voting Stock is at the time owned by such
Person directly or indirectly through one or more Subsidiaries of such Person and (ii) with respect to TAL, the Trust.

          Swingline Credit Agreement. The Swing Line Credit Agreement, dated as of June 7, 2006, among the Borrower, TOL, TOCC, the lenders as named therein and
Fortis Capital Corp., as agent (as such amount may be amended, supplemented or restated from time to time), together with the "Swing Line Loan Documents" (as defined in the Swingline Credit Agreement).

          TAL. TAL International Container Corporation, a corporation organized under the laws of the State of Delaware, and its successors and permitted assigns.

                                       36

          TAL Group. TAL International Group, Inc., a corporation organized under the laws of the State of Delaware and its successors and permitted assigns.

          TOCC. Trans Ocean Container Corporation, a corporation organized under the laws of the State of Delaware, and its successors and permitted assigns.

          TOL. Trans Ocean Ltd., a corporation organized under the laws of the
State of Delaware, and its successors and permitted assigns.

          Trading With the Enemy Act. This term shall have the meaning set forth in Section 7.20.

          Trust. Any titling trust established by, or on behalf of, the Borrower in order to serve as the registered owner of an Eligible Chassis.

          Trust Agreement. Any trust agreement pursuant to which a Trust is established.

          Type. As to all or any portion of any Loan, its nature as a Base Rate
Loan or a LIBOR Rate Loan.

          UCC. The Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

          Unrestricted Subsidiary. With respect to any Person, any Subsidiary
(i) of such Person organized or acquired directly or indirectly by TAL Group after the Closing Date that, substantially contemporaneously with such organization or acquisition, such Person designates as an "Unrestricted
Subsidiary" by written notice to the Loan Servicer and (ii) of any Unrestricted
Subsidiary of such Person. So long as no Default or Event of Default shall result therefrom, any Person may designate any Unrestricted Subsidiary as a
"Restricted Subsidiary" by written notice to the Loan Servicer. For the avoidance of doubt, TAL Advantage I LLC shall at all times be deemed an
Unrestricted Subsidiary.

          Upfront Fee. The fee payable to the Lenders as set forth in the Fee
Letter.

          Voting Stock. Stock or similar interests, of any class or classes
(however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right to so vote exists by reason of the happening of a contingency.

          Weighted Average Life to Maturity. When applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness into (2) the sum of the total of the products obtained by multiplying:

                                       37

          (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

          (B) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          Wholly-Owned Restricted Subsidiary. As to any Person, any Wholly-Owned
Subsidiary of such Person that is a Restricted Subsidiary of such Person.

          Wholly-Owned Subsidiary. As to any Person, (i) any corporation 100% of whose Capital Stock (other than director's qualifying shares and/or other nominal amounts of shares required by applicable law to be held by Persons other than such Person) is at the time owned by such Person and/or one or more
Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such
Person and/or one or more Wholly-Owned Subsidiaries of such Person owns 100% of the Capital Stock at such time (other than director's qualifying shares and/or other nominal amounts of interests required by applicable law to be held by
Persons other than such Person).

          Withdrawal Liability. Liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          1.2. RULES OF INTERPRETATION.

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

          (f) The words "include", "includes", and "including" are not limiting.

          (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New

                                       38

     York, have the meanings assigned to them therein, with the terms
     "instrument" and "chattel paper" being that defined under Article 9 of the
     Uniform Commercial Code.

          (h) Each term defined herein by reference to the Bank Facility Credit
     Agreement shall incorporate any amendment made to such term under the Bank
     Facility Credit Agreement, if and only if a majority of the Lenders under this Agreement, in their capacity as lenders under the Bank Facility Credit
     Agreement, shall have voted in favor of such amendment. To the extent any conflict exists between a defined term herein and a defined term in the
     Bank Facility Credit Agreement, the defined term in this Agreement shall control.

          (i) Reference to a particular "Section" or Section refers to that section of this Credit Agreement unless otherwise indicated.

          (j) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

          (k) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word
     "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

          (l) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

          (m) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Loan Servicer, the Lenders and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Credit
     Agreement and the other Loan Documents are not intended to be construed against the Loan Servicer or any of the Lenders merely on account of the
     Loan Servicer's or any Lender's involvement in the preparation of such documents.

          1.3. USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Credit
     Agreement shall have such meanings when used in each Schedule and in each other Loan Document, notice and other communication delivered from time to time in connection with this Credit Agreement or any other Loan Document.

          1.4. ACCOUNTING AND FINANCIAL DETERMINATIONS. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including computation of the financial ratios and covenants contained

                                       39

     in Section 10) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with
     GAAP.

          2. COMMITMENTS OF LENDER.

          2.1. COMMITMENTS TO MAKE LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Loan") to the Borrower from time to time, on any Business Day during the Revolving Credit Period; provided, however, that after giving effect to all amounts requested, the Aggregate Note Principal Balance shall not exceed the least of (i) Aggregate Commitments, (ii) the Asset Base and
     (iii) the aggregate Original Equipment Cost of all Eligible Containers and
     Eligible Chassis, calculated (in the case of clauses (ii) and (iii)) after giving effect to the addition of the Eligible Containers and Eligible
     Chassis, if any, to be acquired with the proceeds of such Loan. Loans shall be LIBOR Rate Loans or, under the circumstances set forth in Section 5.4 or
     Section 5.5 hereof, a Base Rate Loan.

          2.2. REQUESTS FOR LOAN. The Borrower shall give to the Loan Servicer written notice in the form of Exhibit E hereto (or telephonic notice confirmed in a writing in the form of Exhibit E hereto) of each Loan requested hereunder (a "Loan Request") no later than 3:00 p.m. (New York time) three (3) LIBOR Business Days prior to any proposed Funding Date.
     Each such Loan Request shall specify (i) the principal amount of the Loan requested, (ii) the proposed Funding Date of such Loan and (iii) the
     Interest Period for such Loan. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan, as the case may be, requested from the Lenders on the proposed Funding
     Date. Unless the Majority Lenders otherwise consent, during the Revolving
     Credit Period there shall be no more than twenty (20) Funding Dates permitted during any twelve-month period. Each Loan Request shall be in a minimum aggregate amount of $1,000,000. The Borrower shall not be permitted to request any Loan on or after the Conversion Date, on which date any unfunded portion of the Commitments shall terminate, automatically and without notice or action of any kind.

          2.3. THE REVOLVING CREDIT NOTES. The Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of
     Exhibit F hereto (each a "Revolving Credit Note"), dated as of the Closing
     Date (or such other date on which a Lender may become a party hereto in accordance with Section 15 hereof) and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each
     Lender in a principal amount equal to such Lender's Commitment to make
     Loans or, if less, the outstanding amount of all Loans made by such Lender, plus interest and other amounts accrued thereon, as set forth below. The
     Borrower irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Funding Date of any Loan or at the time of receipt of any payment of principal on such Lender's Revolving Credit Note, an appropriate notation on such Lender's Revolving

                                       40

     Credit Note Record reflecting the making of such Loan or (as the case may
     be) the receipt of such payment. The outstanding amount of the Loans set forth on such Lender's Revolving Credit Note Record shall be prima facie evidence absent manifest error of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

          2.4. TERMINATION OR REDUCTION OF COMMITMENTS; INCREASE IN COMMITMENTS.

          2.4.1. The Borrower may, upon notice to the Loan Servicer, terminate the Aggregate Commitments, or from time to time permanently reduce the
     Aggregate Commitments; provided that (i) any such notice shall be received by the Loan Servicer not later than 3:00 p.m. (New York time) three (3)
     Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Aggregate
     Note Principal Balance would exceed the Aggregate Commitments. The Loan
     Servicer shall promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the
     Aggregate Commitments shall be applied to the Commitment of each Lender according to its Commitment Percentage. All Fees accrued until the effective date of any termination or reduction of the Aggregate Commitments shall be paid on the effective date of such termination or reduction.

          2.4.2. At any time during the Revolving Credit Period, the Borrower may request each of the Lenders to increase, and each Lender may, in its sole discretion increase, its Commitment, provided the Aggregate
     Commitments shall not exceed a maximum of $100,000,000; provided further, that (i) any such increase in the Aggregate Commitments must be in a minimum amount of $25,000,000, and (ii) the Aggregate Commitments may not
     be increased if, after giving effect thereto, an Event of Default or Asset
     Base Deficiency would result. Any increase in the Aggregate Commitments shall be apportioned among the individual Commitments of the Lenders in such manner as the Lenders shall determine in their sole discretion.

          2.5. BANK ACCOUNTS, PAYMENTS, PREPAYMENTS AND OFFSETS.

          2.5.1. COLLECTION ACCOUNT; DEPOSIT OF COLLECTIONS.

          (a) The Borrower shall establish on the Closing Date and maintain so long the Obligations remain unpaid, an Eligible Account, which account shall be

                                       41

     established in the name of Borrower and shall be designated as the
     Collection Account. The Collection Account will be established with
     Citibank, N.A, Account Number 996-415-0741, and shall be pledged to the
     Loan Servicer pursuant to the Collection Account Control Agreement.

          (b) Provided that no Designated Event of Default shall have occurred and then be continuing, on or before the last Business Day in New York of each calendar week beginning with the first full calendar week following the week of the Closing Date, the Borrower shall cause to be deposited in the Collection Account an amount equal to the Borrower's good faith estimate of the Collections received during the immediately preceding calendar week (excluding any customer advance payments, such advance payments to be included in the distribution for the month earned).

          (c) In the event that a Designated Event of Default shall have occurred and then be continuing:

               (i) on or before the last Business Day in New York of each calendar week beginning with the first full calendar week following the week of the Closing Date, the Borrower shall cause to be deposited in the Collection Account an amount equal to the Borrower's good faith estimate of the Collections received during the immediately preceding calendar week (excluding any customer advance payments, such advance payments to be included in the distribution for the month earned) (the
          "Estimated Collections Amount"); and

               (ii) on or before each Determination Date, the Borrower shall determine the aggregate amount of Collections actually received during the immediately preceding Collection Period (the "Actual Collections
          Amount"), and (A) if the Actual Collections Amount for such Collection
          Period exceeds the Estimated Collections Amount for such Collection
          Period, then the Borrower will cause to be deposited in the Collection
          Account funds in an amount equal to such excess, and (B) if the
          Estimated Collections Amount for such Collection Period exceeds the
          Actual Collections Amount for such Collection Period, then the
          Borrower shall indicate so on that month's Asset Base Report and the amount of such excess will be released from the Collection Account and distributed to the Borrower on the immediately succeeding Payment
          Date.

          (d) Provided that no Designated Event of Default shall have occurred and then be continuing, (i) the Collection Account, and all funds contained therein, shall be in the sole dominion and control of the Borrower and (ii)
     the Borrower shall be entitled to apply, distribute, invest or otherwise use the funds contained in the Collection Account for any purpose
     (including, without

                                       42

     limitation, a deduction and distribution thereof to the Borrower) not otherwise prohibited by this Agreement.

          2.5.2. REPAYMENT OF PRINCIPAL OF LOANS.

          (a) On each Payment Date, the Borrower shall, subject to the provisions of Section 13.1 hereof, pay to the Loan Servicer, for the accounts of the Lenders, an amount equal to the sum of (i) the Scheduled
     Principal Payment Amount for such Payment Date and (ii) any amounts required to be paid pursuant to Section 4.2.1 hereof.

          (b) The unpaid principal balance of, and all accrued interest and other amounts owing on, or with respect to, the Revolving Credit Notes shall be payable in full on the earlier to occur of (x) the Maturity Date and (y) the date on which the Revolving Credit Notes and the other
     Obligations have been declared due and payable in accordance with the provisions of Section 13.1 hereof.

          2.6. FUNDING BY LENDERS; PRESUMPTION BY LOAN SERVICER. Unless the Loan
     Servicer shall have received notice from a Lender prior to the proposed
     Funding Date that such Lender will not make available to the Loan Servicer such Lender's share of such requested Loan, the Loan Servicer may assume that such Lender has made such share available on such date in accordance with Section 2.1, and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable requested Loan available to the
     Loan Servicer, then the applicable Lender agrees to pay to the Loan
     Servicer forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to, but excluding, the date of payment to the Loan Servicer, at, in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Loan Servicer in accordance with banking industry rules on interbank compensation. If such Lender pays its share of the applicable
     Loan to the Loan Servicer, then the amount so paid shall constitute such
     Lender's portion of the requested Loan.

          2.7. FAILURE TO SATISFY CONDITIONS PRECEDENT. If any Lender makes available to the Loan Servicer funds for any Loan to be made by such Lender as provided in the provisions of this Credit Agreement, and such funds are not made available to the Borrower by the Loan Servicer because the conditions to the applicable Loan set forth in Sections 11 and 12 are not satisfied or waived in accordance with the terms hereof, the Loan Servicer shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

          2.8. OBLIGATIONS OF LENDERS SEVERAL. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to this Credit
     Agreement are several and not joint. The failure of any Lender to make any
     Loan

                                       43

     or to make any payment under this Credit Agreement on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under this Credit Agreement.

          2.9. REVOLVING CREDIT FACILITY. Prior to the Conversion Date, the
     credit facility evidenced by this Credit Agreement is a revolving credit facility. Accordingly, the Borrower will, subject to compliance with the terms of this Credit Agreement, have the right during the Revolving Credit
     Period to reborrow any amounts repaid to the Lenders in accordance with the terms of this Credit Agreement.

          3. [RESERVED].

          4. PROVISIONS APPLICABLE TO ALL LOANS.

          4.1. INTEREST ON LOANS.

          4.1.1. INTEREST RATES. (a) Except as otherwise provided in Section
     5.10, the Loans shall bear interest during each Interest Period relating to all or any portion of the Loans at the following rates:

               (i) To the extent that all or any portion of a Loan bears
          interest during such Interest Period at the Base Rate, such Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the sum of (i) the Applicable Margin and (ii)
          the Base Rate in effect from time to time.

               (ii) To the extent that all or any portion of a Loan bears interest during such Interest Period based on the LIBOR Rate, such
          Loan or such portion shall bear interest during such Interest Period at a rate per annum equal to the sum of (i) the LIBOR Rate and (ii)
          the Applicable Margin.

     The Borrower promises to pay interest on the Loans or any portion thereof outstanding during each Interest Period monthly in arrears on each Payment
     Date.

          (b) In no event shall the interest charged with respect to a Loan exceed the maximum amount permitted by applicable law. If at any time the interest rate charged with respect to a Loan exceeds the maximum rate permitted by applicable law, the rate of interest to accrue pursuant to such Loan shall be limited to the maximum rate permitted by applicable law.

          4.1.2. AMOUNTS. All Loans made by the Lenders shall be in the amount of $500,000 or an integral multiple thereof. No Interest Period relating to a Loan or any portion thereof shall extend beyond the Maturity Date.

                                       44

          4.2. MANDATORY REPAYMENTS OF THE LOANS.

          4.2.1. REPAYMENTS IN CONNECTION WITH THE ASSET BASE DEFICIENCY. On
     each Payment Date, the Borrower shall repay the Loans to the extent of the then existing Asset Base Deficiency (after taking into consideration any payment of principal (including the Scheduled Principal Payment Amount)
     made by the Borrower to the Lenders on such Payment Date), if any. Any such repayment pursuant to the provisions of this Section 4.2.1 shall not be subject to the provisions of Section 4.3 hereof.

          4.2.2. APPLICATION OF PAYMENTS. All payments made pursuant to Section
     4.2.1 or Section 4.3, shall be applied pro rata among the Loans.

          4.3. OPTIONAL PREPAYMENT OF LOANS. The Borrower shall have the right at any time to prepay one or more of the Loans on or before the Maturity
     Date, as a whole, or in part, upon delivery of written notice to the Loan
     Servicer not later than 1:00 p.m. (New York City time) on the Business Day prior to such prepayment, without premium or penalty, provided that (a)
     each partial prepayment shall be in the principal amount of $1,000,000 or multiples of $500,000 in excess thereof and (b) in the event that any LIBOR
     Rate Loan is prepaid at any time other than the end of an Interest Period applicable thereto (a "Breakage Prepayment"), the Borrower shall pay, upon demand, to each Lender an amount equal to such Lender's Breakage Cost. The
     Loan Servicer will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Commitment Percentage of such prepayment. Any prepayment of principal of a Loan shall include all interest accrued to the date of prepayment. Each such prepayment shall be applied to the Loans of the Lenders in accordance with its respective
     Commitment Percentages.

          4.4. PAYMENTS BY BORROWER; PRESUMPTIONS BY LOAN SERVICER. Unless the
     Loan Servicer shall have received notice from the Borrower prior to the date on which any payment is due to the Loan Servicer for the account of the Lenders hereunder that the Borrower will not make such payment, the
     Loan Servicer may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Loan Servicer forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Loan
     Servicer, at the greater of the Federal Funds Rate and a rate determined by the Loan Servicer in accordance with banking industry rules on interbank compensation. A notice of the Loan Servicer to any Lender or the Borrower with respect to any amount owing under this Section 4.4 shall be conclusive, absent manifest error.

                                       45

          4.5. SHARING OF PAYMENTS BY LENDERS. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Loans or and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Loan Servicer of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

          (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

          (ii) the provisions of this Section shall not be construed to apply to
     (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Credit Agreement or (y) any payment obtained by a
     Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any of its Affiliates (as to which the provisions of this Section shall apply).

          The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the
     Borrower in the amount of such participation.

          4.6. FUNDING SOURCE. Nothing herein shall be deemed to obligate any
     Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

          5. CERTAIN GENERAL PROVISIONS.

          5.1. FEES.

          5.1.1. COMMITMENT FEE. The Borrower agrees to pay on each Payment Date during the Revolving Credit Period to the Loan Servicer for the accounts of the Lenders in accordance with their respective Commitment Percentages a commitment fee (the "Commitment Fee") calculated at the rate of three-tenths of one percent (0.30%) per annum on the average daily amount during the related Collection Period by which the Aggregate Commitment in respect of the Loans exceeds the Aggregate Note Principal Balance. The
     Commitment Fee shall be

                                       46

     payable in arrears on each Payment Date for the immediately preceding
     Collection Period commencing on the first such date following the date hereof, with a final payment on the expiration or termination of the
     Revolving Credit Period.

          5.1.2. OTHER FEES. The Borrower shall pay to the Lenders the fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. The Borrower shall also pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

          5.2. FUNDS FOR PAYMENTS.

          5.2.1. PAYMENTS TO LOAN SERVICER. All payments of principal, interest,
     Fees and any other amounts due hereunder or under any of the other Loan
     Documents shall be made on the due date thereof to the Loan Servicer in
     Dollars, for the accounts of the Lenders and the Loan Servicer, at the Loan
     Servicer's Office or at such other place that the Loan Servicer may from time to time designate, in each case at or about 1:00 p.m. (New York time or other local time at the place of payment) and in immediately available funds.

          5.2.2. NO OFFSET, ETC.

          (a) Subject to Section 5.2.3, all payments by the Borrower hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes (including interest, penalties and additions to tax), levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any Non-Excluded Taxes are imposed upon the
     Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Loan Servicer, for the account of the Lenders or (as the case may be) the Loan Servicer, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Loan Servicer to receive the same net amount which the Lenders or the Loan Servicer would have received on such due date had no such Non-Excluded Taxes been imposed upon the
     Borrower. The Borrower will deliver promptly to the Loan Servicer certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower under such other Loan Document.

                                       47

          (b) In addition, the Borrower agrees to pay to the relevant
     Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by the United
     States or any taxing authority thereof or therein that arise from any payment made hereunder ("Other Taxes").

          (c) Subject to Section 5.2.3, the Borrower agrees to indemnify the
     Lenders and the Loan Servicer for the full amount of Non-Excluded Taxes
     (including additional amounts with respect thereto) and Other Taxes, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, provided that the Lenders or the Loan
     Servicer, as the case may be, shall have provided the Borrower with evidence, reasonably satisfactory to the Borrower, of payment of
     Non-Excluded Taxes or Other Taxes, as the case may be.

          (d) Any Lender or the Loan Servicer that becomes entitled to the payment of additional amounts pursuant to Section 5.2.2(a) or indemnification pursuant to Section 5.2.2(c), such Person shall use reasonable efforts (consistent with applicable law) to file any document reasonably requested by the Borrower or, with respect to a Lender, to change the jurisdiction of its applicable lending office if the making of such a filing or change of office, as the case may be, would avoid the need for or reduce the amount of any payment of such additional amounts that may thereafter accrue and would not, in the good faith determination of such
     Lender or the Loan Servicer, as applicable, be disadvantageous to it.

          (e) If a Lender or the Loan Servicer receives any refund with respect to taxes for which the Borrower has paid any additional amounts pursuant to
     Section 5.2.2(a)U, then such Lender or the Loan Servicer, as applicable, shall promptly pay to the Borrower the portion of the sum of such refund and any interest received with respect thereto as it determines, in its reasonable, good faith judgment, will leave it, after such payment, in no better or worse financial position than it would have been absent the imposition of such taxes and the payment of such additional amounts pursuant to Section 5.2.2(a)U; provided, however, that (i) the Borrower agrees to promptly return any amount paid to the Borrower pursuant to this
     Section 5.2.2(d)U upon notice from such Lender or the Loan Servicer, as applicable, that such refund or any portion thereof is required to be repaid to the relevant taxing authority, (ii) nothing in this Section
     5.2.2(e) shall require a Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns), and (iii) no
     Lender shall be required to pay any amounts pursuant to this Section
     5.2.2(e) at any time which a Default or Event of Default exists (provided, that, upon the waiver or cure of any such Default or Event of Default, all such amounts that would otherwise be required to be paid pursuant to this
     Section 5.2.2(e) but for the effect of this clause (iii) shall be promptly so paid).

                                       48

          (f) If the Borrower determines in good faith that a reasonable basis exists for contesting any Non-Excluded Taxes for which additional amounts have been paid pursuant to Section 5.2.2(a), the relevant Lender or Loan
     Servicer (to the extent such Person reasonably determines in good faith that it will not suffer any adverse effect as a result thereof) shall cooperate with the Borrower in challenging such Non-Excluded Taxes, at the
     Borrower's expense, if so requested by the Borrower in writing.

          5.2.3. NON-U.S. LENDERS. Each Lender and the Loan Servicer that is not a U.S. Person as defined in Section 7701(a)(30) of the Code for U.S.
     federal income tax purposes (a "Non-U.S. Lender") hereby agrees that it shall, prior to the date of the first payment by the Borrower hereunder to be made to such Lender or the Loan Servicer or for such Lender's or the
     Loan Servicer's account (and thereafter when required to the extent it is legally entitled to do so), deliver to the Borrower and the Loan Servicer, as applicable, such certificates, documents or other evidence, as and when required by the Code, including (a) two (2) duly completed copies of
     Internal Revenue Service Form W-8BEN or Form W-8ECI and any other certificate or statement of exemption required by the Code, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Lender or the Loan Servicer establishing that with respect to payments of principal, interest or fees hereunder it is (i) not subject to United States federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender or
     Loan Servicer of a trade or business in the United States or (ii) totally exempt from United States federal withholding tax under a provision of an applicable tax treaty or (b) in the case of a Non-U.S. Lender that is not legally entitled to deliver the forms specified in clause (a) and that is not a "bank" for purposes of Section 881(c)(3)(A) of the Code, a certificate in form and substance reasonably satisfactory to the Loan
     Servicer (acting at the direction of the Majority Lenders) and the Borrower and to the effect that (i) such Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (ii) is not a ten (10) percent shareholder for purposes of Section 881(c)(3)(B) of the Code and (iii) is not a
     controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Code, together with a properly completed Internal Revenue Service Form W-8BEN; provided, that an Loan
     Servicer that delivers the forms and certificate provided in clause (b)
     above must also deliver to the Borrower two accurate, complete and signed copies of either Internal Revenue Service Form W-8BEN or W-8ECI, or, in
     each case, an applicable successor form, establishing a complete exemption from withholding of U.S. federal income tax imposed on the payment of any fees to such Loan Servicer. Each Lender agrees that it shall, promptly upon a change of its lending office or the selection of any additional lending office, to the extent the forms

                                       49

     previously delivered by it pursuant to this section are no longer effective, and promptly upon the Borrower's or the Loan Servicer's reasonable request after the occurrence of any other event (including the passage of time) requiring the delivery of a Form W-8BEN or Form W-8ECI in addition to or in replacement of the forms previously delivered, deliver to the Borrower and the Loan Servicer, as applicable, if and to the extent it is properly entitled to do so, a properly completed and executed Form
     W-8BEN or Form W-8ECI, as applicable (or any successor forms thereto). For any period with respect to which such Lender or Loan Servicer has failed to provide the Borrower with the appropriate, complete and accurate form or other relevant document pursuant to this Section 5.2.3 establishing a complete exemption from U.S. federal withholding tax (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such
     Lender or Loan Servicer shall not be entitled to any "gross-up" of Taxes or indemnification under Section 5.2.2 with respect to Non-Excluded Taxes or
     Other Taxes imposed by the United States; provided, however, that should such a Lender or Loan Servicer, which is otherwise exempt from a withholding tax, become subject to Non-Excluded Taxes or Other Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender or Loan Servicer shall reasonably request, at such Lender's or Loan Servicer's expense, to assist such Lender or Loan Servicer to recover such Non-Excluded Taxes or Other Taxes.

          5.3. COMPUTATIONS. All computations of interest on the Loans and of
     Fees shall be based on a 360-day year (or 365-day year with respect to interest calculations on Base Rate Loans) and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term
     "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of any Revolving Credit Note as reflected on its Record from time to time shall, absent manifest error, be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by the Loan Servicer or any of the Lenders of such outstanding amount, the Loan Servicer or such Lender shall notify the
     Borrower to the contrary.

          5.4. INABILITY TO DETERMINE LIBOR RATE. In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, any
     Lender shall determine that (a) adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan during any
     Interest Period or (b) the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lender of making or maintaining their LIBOR Rate Loans during such period, such Lender shall forthwith give notice of such determination
     (which shall be conclusive and binding on the

                                       50

     Borrower) to the Borrower and the Loan Servicer. In such event (i) any Loan
     Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each LIBOR Rate
     Loan will automatically, on the last day of the then current Interest
     Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the Lenders to make LIBOR Rate Loans shall be suspended until the Loan
     Servicer determines that the circumstances giving rise to such suspension no longer exist, whereupon the Loan Servicer shall so notify the Borrower and the Lenders and each Base Rate Loan shall automatically convert to a
     LIBOR Rate Loan on the last day of the then current Interest Period.

          5.5. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrower, the Loan Servicer and the other Lenders and thereupon (a) the commitment of such Lender to make LIBOR
     Rate Loans shall forthwith be suspended until such time as the condition giving rise to such illegality no longer exists and (b) such Lender's Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Loan
     Servicer for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this
     Section 5.5, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate
     Loans hereunder. If the Loan Servicer determines that the condition giving rise to such illegality no longer exists, the Loan Servicer shall promptly notify the Borrower and the Lender, and each Base Rate Loan shall automatically convert to a LIBOR Rate Loan on the last day of the current
     Interest Period.

          5.6. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Loan Servicer by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          (a) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or

                                       51

     for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender, or

          (b) impose on any Lender or the Loan Servicer any other conditions or requirements with respect to this Credit Agreement, the other Loan
     Documents, the Loans, such Lender's Commitment or any class of loans or commitments of which any of the Loans form a part, and the result of any of the foregoing is

                    (i) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans, or

                    (ii) to reduce the amount of principal, interest, or other amount payable such Lender or the Loan Servicer hereunder on account of such Lender's Commitment or any of the Loans, or

                    (iii) to require such Lender or the Loan Servicer to make
               any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Loan
               Servicer from the Borrower hereunder,

     then, and in each such case, the Borrower will, upon demand made by such
     Lender or (as the case may be) the Loan Servicer at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Loan Servicer such additional amounts as will be sufficient to compensate such Lender or the Loan Servicer for such additional cost, reduction, payment or foregone interest or other sum (other than taxes which shall be treated exclusively pursuant to Section 5.2.2).

          The failure or delay on the part of any Lender to demand compensation for any increased costs shall not constitute a waiver of such Lender's right to demand such compensation; provided, that the Borrower shall not be under any obligation to compensate any Lender under this Section 5.6 for any increased costs with respect to any period prior to the date that is
     120 days prior to such request if such Lender knew of the circumstances giving rise to such increased costs and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs.

          5.7. CAPITAL ADEQUACY. If after the date hereof any Lender or the Loan
     Servicer determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a Governmental Authority with appropriate jurisdiction, or (b)
     compliance by such Lender or the Loan Servicer or any corporation controlling such Lender or the

                                       52

     Loan Servicer with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Lender's or the Loan Servicer's commitment with respect to any Loans to a level below that which such Lender or the Loan Servicer could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Loan Servicer's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Lender or (as the case may
     be) the Loan Servicer to be material, then such Lender or the Loan Servicer may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate or
     LIBOR Rate, the Borrower agrees to pay such Lender or (as the case may be)
     the Loan Servicer for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Lender or (as the case may be) the Loan Servicer of a certificate in accordance with Section 5.8 hereof. Such Lender or (as the case may be) the Loan
     Servicer shall allocate such cost increases among its customers in good faith and on an equitable basis.

          The failure or delay on the part of any Lender to demand compensation for any reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's right to demand such compensation; provided, that the Borrower shall not be under any obligation to compensate any Lender under this Section 5.7 for any reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender knew of the circumstances giving rise to such reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such reductions.

          5.8. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Sections 5.6 or 5.7 and a brief explanation of such amounts which are due, submitted by any Lender or the Loan Servicer to the
     Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

          5.9. INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense
     (including loss of anticipated profits) that such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, (b) default by the Borrower in making a borrowing after the Borrower has given (or is deemed to have given) a Loan
     Request relating thereto in accordance with Section 2.2, or (c) the making of any payment of a LIBOR Rate Loan that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans.

                                       53

          5.10. INTEREST AFTER DEFAULT. Overdue principal and (to the extent permitted by applicable law) overdue interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the then applicable rate of interest under this Credit Agreement or the other Loan Documents until such amount shall be paid in full (after as well as before judgment).

          6. COLLATERAL SECURITY.

          6.1. SECURITY OF BORROWER. Subject to the Security Documents, the
     Obligations are and shall continue to be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in the Collateral specified in the Security
     Documents, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party.

          7. REPRESENTATIONS AND WARRANTIES.

          In order to induce the Lenders to enter into this Credit Agreement and to make the Loans as provided for herein, Borrower makes the following representations, warranties and agreements with the Loan Servicer and
     Lenders, all of which shall survive the execution and delivery of this
     Credit Agreement and the making of the Loans (with the occurrence of the
     Closing Date and each Funding Date on or after the Closing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Closing Date and on and as of such Funding Date unless stated to relate to a specific earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date):

          7.1. COMPANY STATUS. Borrower (i) is a duly organized and validly existing Company in good standing (or its equivalent) under the laws of the jurisdiction of its organization except where the failure to be so duly organized, validly existing and in good standing, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse
     Effect, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is presently engaged, except where the failure to have such power and authority, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (iii) is duly qualified and is authorized to do business and is in good standing (or its equivalent) in all jurisdictions where it is required to be so qualified (or its equivalent)
     and where the failure to be so qualified, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                                       54

          7.2. COMPANY POWER AND AUTHORITY. Borrower has the Company power and authority to execute, deliver and carry out the terms and provisions of the
     Loan Documents to which it is a party and has taken all necessary Company action to authorize the execution, delivery and performance of the Loan
     Documents to which it is a party. Borrower has duly executed and delivered each Loan Document to which it is a party and each such Loan Document constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors'
     rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          7.3. NO VIOLATION. Neither the execution, delivery or performance by the Borrower of the Loan Documents to which it is a party, nor compliance by the Borrower with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any material provision of any applicable law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security
     Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the
     Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other agreement, contract or instrument to which the Borrower is a party or by which it or any of its material property or assets are bound or to which it may be subject, or
     (iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of the Borrower.

          7.4. LITIGATION. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened in writing (i) with respect to any Loan Document or (ii) with respect to any other matter, as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, either individually or in the aggregate, would reasonably be expected to have a Material Adverse
     Effect.

          7.5. MARGIN REGULATIONS. No part of any Loan (or the proceeds thereof)
     will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Loan will violate or be inconsistent with the provisions of
     Regulation T, Regulation U or Regulation X.

                                       55

          7.6. GOVERNMENTAL APPROVALS. Except as may have been obtained or made on or prior to the Closing Date (and which remain in full force and effect on the Closing Date), no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any domestic or foreign governmental or public body or authority, or any subdivision thereof, is required to authorize, in respect of the
     Borrower, or is required to be obtained by the Borrower in connection with
     (i) the execution, delivery and performance by the Borrower of any Loan
     Document or (ii) the legality, validity, binding effect or enforceability of any Loan Document with respect to the Borrower, in each case, except for
     (A) the filing of any Security Documents and (B) such the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

          7.7. INVESTMENT COMPANY ACT. Borrower is not an "investment company"
     or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          7.8. [RESERVED].

          7.9. TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of the Borrower in writing to the Loan
     Servicer or any Lender (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with this
     Credit Agreement is, and all other such factual information (taken as a whole) hereafter furnished by, or on behalf of, the Borrower in writing to the Loan Servicer or any Lender in connection with this Credit Agreement will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided; provided, however, that to the extent that any such information was based upon or constitutes a forecast or projection, Borrower represents only that it acted in good faith and utilized assumptions believed by the management of the Borrower to be reasonable at the time made in the preparation of such information
     (it being understood by the Loan Servicer and the Lenders that any financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered thereby may differ from the projected results set forth therein).

          7.10. FINANCIAL CONDITION; FINANCIAL STATEMENTS. (a) On and as of the
     Closing Date, on a pro forma basis after giving effect to all Indebtedness
     (including the Loans) incurred, and to be incurred, and Liens created, and to be created, by Borrower in connection therewith, with respect the
     Borrower and its Restricted Subsidiaries (on a consolidated basis) (x) the sum of the assets, at a fair valuation, of the Borrower and its Restricted
     Subsidiaries (on a consolidated basis) will exceed its or their debts, (y)
     they have not incurred nor intended to, nor

                                       56

     believes that they will, incur debts beyond their ability to pay such debts as such debts mature and (z) they will not have unreasonably small capital with which to conduct their business in the manner such business is now conducted. For purposes of this Section 7.10(a), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          (b) The consolidated balance sheets of TAL Group and its Consolidated
     Subsidiaries as of December 31, 2005 and their fiscal quarter ended March
     31, 2006 and the related consolidated statements of income and cash flows and changes in shareholders' equity of TAL Group for the twelve months and fiscal quarter ended on such dates, in each case furnished to the Loan
     Servicer and Lenders prior to the Closing Date, present fairly in all material respects the consolidated financial position of TAL Group and its
     Restricted Subsidiaries at the date of said balance sheets and the consolidated results of their operations for the respective periods covered thereby. All of the foregoing financial statements have been prepared in accordance with GAAP consistently applied (except, in the case of the aforementioned quarterly financial statements, for normal year-end audit adjustments and the absence of footnotes).

          (c) Since March 31, 2006, there has been no change in the business, financial condition or operations of the Borrower (other than the incurrence of Indebtedness under the Loan Documents and the Master
     Indenture Documents and the consummation of the transactions contemplated hereby and thereby) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

          7.11. SECURITY INTERESTS. On and after the Closing Date, each of the
     Security Documents creates as security in the principal domicile of the
     Borrower for the Obligations covered thereby, a valid and enforceable security interest in and Lien on all of the Collateral subject thereto, without prejudice to any statutory priority rights, superior to and prior to the rights of all third Persons, and subject to no other Liens except
     Permitted Liens. The Borrower has filed or caused to be filed all UCC financing statements in the appropriate offices therefor (or has authenticated and delivered to the Loan Servicer UCC financing statements suitable for filing in such offices) and has taken all of the actions necessary in the United States to create perfected security interests in the Collateral which the Security Documents require the Borrower to create perfected security interests.

                                       57

          7.12. COMPLIANCE WITH ERISA. Borrower and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of
     ERISA and the regulations and published interpretations thereunder. No
     ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in any liability of the Borrower or any of its ERISA
     Affiliates in excess of $20,000,000. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of
     Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date applicable thereto, exceed by more than $15,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87)
     did not, as of the last annual valuation date applicable thereto, exceed by more than $20,000,000 the fair market value of the assets of all such underfunded Plans.

          7.13. SUBSIDIARIES. On and as of the Closing Date, the Borrower has no
     Subsidiaries other than those Subsidiaries listed on Schedule 7.13.

          7.14. COMPLIANCE WITH STATUTES; AGREEMENTS, ETC. Borrower and each of its Restricted Subsidiaries is in compliance with (i) all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business (including the origination of Finance Leases) and the ownership of its property (excluding applicable statutes, regulations, orders and restrictions relating to environmental standards and controls, which matters are covered under Section 7.15) and (ii) all contracts and agreements to which it is a party, except, in each case, such non-compliances as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

          7.15. ENVIRONMENTAL MATTERS. Except as would not reasonably be expected to result in, either individually or in the aggregate, a Material
     Adverse Effect: (i) the Borrower and each of its Restricted Subsidiaries has complied with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws and neither the Borrower nor any Restricted Subsidiary is liable for any penalties, fines or forfeitures for failure to comply with any of the foregoing; (ii) there are no pending Environmental Claims or, to the knowledge of any Senior
     Designated Officer of the Borrower, Environmental Claims threatened in writing against the Borrower or any of its Restricted Subsidiaries or any
     property (real or personal) owned, leased or operated by the Borrower or any of its Restricted Subsidiaries (including, to the knowledge of any
     Senior Designated Officer of the Borrower, any such claim arising out of the ownership, lease or operation by the Borrower or any of its Restricted
     Subsidiaries of any property (real or personal) formerly owned, leased or operated by the Borrower or any of its Restricted Subsidiaries but no
     longer owned, leased or operated by the Borrower or any of its Restricted
     Subsidiaries); and (iii) to the

                                       58

     knowledge of any Senior Designated Officer of the Borrower, there are no facts, circumstances, conditions or occurrences on or arising from any property (real or personal) owned, leased or operated by the Borrower or any of its Restricted Subsidiaries (including any property (real or personal) formerly owned, leased or operated by the Borrower or any of its
     Restricted Subsidiaries but no longer owned, leased or operated by the
     Borrower or any of its Restricted Subsidiaries) or relating to the past or present operations of the Borrower or any of its Restricted Subsidiaries
     that could reasonably be expected to form the basis of an Environmental
     Claim against the Borrower or any of its Restricted Subsidiaries or any
     such property (real or personal).

          7.16. LABOR RELATIONS. As of the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any of its Restricted
     Subsidiaries pending, or to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and its
     Restricted Subsidiaries have not been in violation of the Fair Labor
     Standards Act or any other applicable federal, state or local law dealing with such matters, except for such violations that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse
     Effect.

          7.17. TAX RETURNS AND PAYMENTS. Borrower and each Restricted
     Subsidiary has timely filed (including applicable extensions) with the appropriate taxing authority, all federal and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the
     Borrower and each Restricted Subsidiary. The Returns accurately reflect in all material respects all liability for taxes of the Borrower and each
     Restricted Subsidiary for the periods covered thereby. The Borrower and each Restricted Subsidiary has paid all material taxes payable by them other than those contested in good faith and for which adequate reserves have been established in accordance with GAAP.

          7.18. SCHEDULED EXISTING INDEBTEDNESS. Schedule 7.18 sets forth all material Indebtedness of the Borrower and each Restricted Subsidiary as of the Closing Date and the incurrence of any Loans on such date (exclusive of
     Indebtedness pursuant to this Credit Agreement, the other Loan Documents, the Bank Facility Credit Agreement, the Swingline Credit Agreement and the
     Master Indenture Documents), in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto) and the name of the respective borrower and any other entity which directly or indirectly guarantees such debt.

          7.19. INSURANCE. Schedule 7.19 sets forth a summary of all insurance maintained by the Borrower and each Restricted Subsidiary on and as of the
     Closing Date, with the amounts insured (and any deductibles) set forth therein.

                                       59

          7.20. FOREIGN ASSETS CONTROL REGULATIONS, ETC. None of the requesting or borrowing of any Loan or the use of the proceeds of such will violate the Trading With the Enemy Act (50 U.S.C. Section 1 et seq., as amended)
     (the "Trading With the Enemy Act") or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B,
     Chapter V, as amended) (the "Foreign Assets Control Regulations") or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive
     Order 13224 of September 21, 2001 Blocking Property and Prohibiting
     Transactions With Persons Who Commit, Threaten to Commit, or Support
     Terrorism (66 Fed. Reg. 49079 (2001)) (the "Executive Order") and (b) the
     Uniting and Strengthening America by Providing Appropriate Tools Required
     to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)).
     Furthermore, neither the Borrower nor any of its Affiliates (a) is or will become a "blocked person" as described in the Executive Order, the Trading
     With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such "blocked person".

          7.21. CREDIT AND COLLECTION POLICY. The credit and collection policy used by the Borrower as in effect on the Closing Date (which policy also addressed the criteria under which a lessee is allowed to self-insure for property and liability risks) is attached as Exhibit G hereto (the "Credit and Collection Policy").

          8. AFFIRMATIVE COVENANTS.

          Borrower hereby covenants and agrees that as of the Closing Date and thereafter for so long as this Credit Agreement is in effect and until the
     Loans and Notes, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

          8.1. INFORMATION COVENANTS. Borrower will furnish, or will cause to be furnished, to the Loan Servicer for distribution to each Lender:

          (a) Quarterly Financial Statements. Within ninety (90) days after the close of the first three fiscal quarters in each fiscal year of TAL Group, the consolidated balance sheet of TAL Group and its Consolidated
     Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income for such fiscal quarter and for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter and the related consolidated statements of shareholder's equity and cash flows for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter, all of which shall be certified by the chief financial officer or other Authorized Officer of TAL Group that they fairly present in all material respects in accordance with GAAP the consolidated financial condition of TAL Group and its Consolidated Subsidiaries as of the dates indicated and the consolidated results of their operations and/or changes in

                                       60

     their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

          (b) Annual Financial Statements. No later than the earlier of (A) one hundred fifty (150) days after the end of each fiscal year of TAL Group, or
     (B) ten (10) days following TAL Group's filing of its annual audited consolidated financial statements with the U.S. Securities and Exchange
     Commission, the consolidated balance sheet of TAL Group and its
     Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and shareholder's equity and statement of cash flows for such fiscal year and, with respect to each fiscal year commencing after the completion of the first full fiscal year following the
     Closing Date, setting forth comparative consolidated figures for the preceding fiscal year (or, if shorter since inception), together with a certification by an Independent Accountant reasonably acceptable to the
     Loan Servicer (acting at the direction of the Majority Lenders), in each case to the effect that such statements fairly present in all material respects the consolidated financial condition of TAL Group and its
     Consolidated Subsidiaries as of the dates indicated and the results of their consolidated operations and changes in financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years except as disclosed therein (which report shall be without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit); provided, however, that any such "going concern" qualification that is specifically related to the status of the loans evidenced by this Credit Agreement shall not cause a breach under the provisions of this clause (b).

          (c) Business Plan. Within the earlier of (A) one hundred fifty (150)
     days after the end of each fiscal year of TAL Group, or (B) ten (10) days following TAL Group's filing of its annual audited consolidated financial statements with the Securities and Exchange Commission, a consolidated business plan for the Borrower and its Subsidiaries (or updates to the existing business plans of such entities) for such fiscal year.

          (d) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 8.1(a) and (b), a certificate of the chief financial officer or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, and which certificate shall set forth in reasonable detail the calculations required to establish whether the Borrower and its Restricted Subsidiaries were in compliance with the provisions of Section 10 hereof as at the end of such fiscal quarter or fiscal year, as the case may be.

          (e) Notice of Default, Litigation or Early Amortization Event.
     Promptly, and in any event within five Business Days after any Senior
     Designated Officer of the Borrower or any of the Borrower's Restricted
     Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a

                                       61

     Default or an Event of Default, which notice shall specify the nature and period of existence thereof and what action the Borrower or such Restricted
     Subsidiary proposes to take with respect thereto, (ii) any litigation or proceeding pending or, to the knowledge of Senior Designated Officer of the
     Borrower, threatened in writing against the Borrower or any Restricted
     Subsidiary which, either individually or in the aggregate, would reasonably be expected to have, a Material Adverse Effect, (iii) the occurrence of an
     Early Amortization Event or a default or an event of default under the
     Master Indenture Documents, or (iv) any governmental investigation pending or, to the knowledge of Senior Designated Officer of the Borrower, threatened in writing against the Borrower or any Restricted Subsidiary which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (f) Management Letters. At the request of the Loan Servicer (acting at the direction of the Majority Lenders), a copy of any "management letter"
     submitted to the Borrower or any Restricted Subsidiary by its independent accountants in connection with any annual, interim or special audit made by them of the financial statements of the Borrower or any Restricted
     Subsidiary and management's responses thereto.

          (g) Container Performance Reports and Pledged Container and Pledged
     Chassis Lists. (i) On each Determination Date, an Asset Base Report, substantially in the form of Exhibit A hereto, (ii) within forty-five (45)
     days after the end of each calendar quarter, an Equipment Report, substantially in the form of Exhibit C hereto, setting forth (A) the number and type of Containers and Chassis then included in the Asset Base and (B)
     the aggregate Original Equipment Cost of all Containers and Chassis then included in the Asset Base, (iii) within forty-five (45) days after the end of each calendar quarter, an updated summary listing of all Pledged
     Containers and Pledged Chassis as of the last day of the preceding calendar quarter, and (iv) (A) within forty-five (45) days after the end of each calendar quarter prior to the Conversion Date and (B) on or prior to each
     Determination Date following the Conversion Date, an Expected Runoff
     Report, substantially in the form of Exhibit D attached hereto.

          (h) Reports. Except as otherwise set forth in Section 8.1(b) above, within five (5) Business Days following transmission thereof, copies of any public filings and registrations with, and reports to, the SEC by TAL Group or the Borrower or any Restricted Subsidiary.

          (i) Other Information. From time to time, such other information or documents (financial or otherwise) in the form utilized by the Borrower in its own operations with respect to the Borrower as the Loan Servicer or any
     Lender may reasonably request and which is reasonably available to the
     Borrower.

          8.2. BOOKS, RECORDS AND INSPECTIONS. Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and accounts in

                                       62

     which full, true and correct entries which permit the preparation of financial statements in accordance with GAAP and which conform in all material respects to all requirements of law, shall be made of all dealings and transactions in relation to its business and activities. At the expense of the Borrower, Borrower will, and will cause each of its Restricted
     Subsidiaries to, permit officers and designated representatives of the Loan
     Servicer to visit and inspect, under guidance of officers of the Borrower or Restricted Subsidiary, any of the properties of the Borrower or any
     Restricted Subsidiary, and to examine the books of account of the Borrower or any Restricted Subsidiary and discuss the affairs, finances and accounts of the Borrower or any Restricted Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals (during regular working hours) and to such reasonable extent as the Loan Servicer may reasonably request; provided, however, that unless an Event of Default shall have occurred and then be continuing, the Loan Servicer may request only one inspection under this Section 8.2 at the expense of the Borrower during any twelve month period.

          8.3. [RESERVED].

          8.4. PAYMENT OF TAXES. Borrower will, and will cause each of its
     Restricted Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, could reasonably be expected to become a lien or charge upon any properties of the Borrower or any
     Restricted Subsidiary not otherwise permitted under Section 9.3; provided that neither the Borrower nor any Restricted Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is immaterial or is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

          8.5. EXISTENCE; FRANCHISES. Except as otherwise permitted by Section
     9.2, Borrower will do, and will cause each of its Restricted Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence and its rights, franchises, authorities to do business, licenses, certifications, accreditations and patents; provided, however, that nothing in this Section 8.5 shall (x)
     prevent the withdrawal by the Borrower or any Restricted Subsidiary of its
     qualification as a foreign Company in any jurisdiction where such withdrawal would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (y) require the preservation of any such right, franchise, authorities to do business, license, certification, accreditation or patent to the extent that the lapse thereof, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                                       63

          8.6. COMPLIANCE WITH STATUTES; ETC. Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except for such instances of noncompliance as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          8.7. END OF FISCAL YEARS; FISCAL QUARTERS. Borrower will cause (i)
     each of its fiscal years to end on December 31 of each calendar year and
     (ii) each of its fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

          8.8. FURTHER ASSURANCES. Borrower will, and will cause each of its
     Restricted Subsidiaries to, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Lenders from time to time such vouchers, invoices, schedules, confirmatory assignments, confirmatory conveyances, financing statements, transfer endorsements, confirmatory powers of attorney, certificates, reports and other assurances or confirmatory instruments and take such further steps relating to the
     Collateral covered by any of the Security Documents as the Lenders may reasonably require pursuant to this Section 8.8.

          8.9. PERFORMANCE OF OBLIGATIONS. The Borrower will, and will cause each of its Restricted Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other agreement, contract or instrument by which it is bound (other than any such obligations under, or mortgages, deeds of trust, indentures, loan agreements, credit agreements or other material agreements, contracts or instruments entered into in connection with, a Permitted Securitization), except such non-performances as, either individually or in the aggregate, would not reasonably be expected to cause a Material Adverse Effect.

          8.10. MAINTENANCE OF CHASSIS AND CONTAINERS. The Borrower will or will cause its Restricted Subsidiaries and the Trust to:

               (i) keep, or cause to be kept, its Eligible Containers and
          Eligible Chassis in good repair and working order in a manner consistent with past practices, and make, or cause to be made, all needful and proper repairs, replacements, additions and improvements thereto as are necessary for the conduct of its business, and in order to maintain the Eligible Containers and Eligible Chassis in accordance with manufacturer's instructions and in as good an operating condition as when originally delivered, reasonable wear and tear and causes beyond the Borrower's control excepted;

                                       64

               (ii) at all times use the Eligible Containers and Eligible
          Chassis, and require the related Lessee to use the Eligible Containers and Eligible Chassis, in accordance with good operating practices and shall at all times comply with all loading limitations, handling procedures and operating instructions prescribed by the manufacturer which, with respect to Eligible Containers include but are not limited to the latest applicable regulations and recommendations of the
          International Organization of Standardization as well as any applicable local regulations;

               (iii) not knowingly use (or knowingly permit the Lessees to use)
          the Eligible Containers or Eligible Chassis for storage of transportation of contraband in violation of applicable United States law;

               (iv) with respect to Eligible Containers, comply with the
          International Convention for Safe Containers (CSC) in all respects including, without limitation, plating, maintenance, examination, re-examination and marking with re-examination dates of such Eligible
          Container, such examination, or re-examination, shall be performed in accordance with the rules and regulations for the Safety Approval of
          Cargo Containers of the United States Department of Transportation;
          and

               (v) with respect to each Eligible Chassis, will keep, or cause to be kept, such Eligible Chassis in roadworthy condition as defined in applicable law.

          8.11. INSURANCE. The Borrower will, in a manner consistent with the practices of the Borrower as of the Closing Date, (i) effect and maintain, with financially sound and reputable companies reasonably satisfactory to the Majority Lenders (which the Majority Lenders acknowledge to be true on the Closing Date) a general liability insurance, insuring the Borrower, the
     Loan Servicer and each Lender against liability for personal injury and property damage liability, caused by, or relating to, the Eligible
     Containers and Eligible Chassis then off-lease, with such levels of coverage and deductibles that are, with respect to the Eligible Containers, consistent with the levels in effect as of the Closing Date, and (ii)
     require each Lessee to either (x) maintain self insurance in a manner approved by the Borrower in accordance with the Credit and Collection
     Policy or (y) maintain (1) physical damage insurance in an amount equal to the value of the Eligible Containers and Eligible Chassis on lease to it and to name TAL as a loss payee, and (2) comprehensive general liability insurance, including contractual liability, against claims for bodily injury or death and property damage and to name TAL as an additional insured. The Loan Servicer and the Lenders reserve the right (but shall not have the obligation) to obtain (i) at Borrower's expense, insurance with respect to any or all of the foregoing risks if the Borrower shall fail

                                       65

     to obtain such coverage in the specified amounts, and (ii) at the Lender's expense, additional insurance on its own behalf with respect to any or all of the foregoing risks (or any other risk). However, the Loan Servicer and the Lenders will notify the Borrower prior to obtaining and such insurance.
     All insurance maintained by the Borrower for loss or damage of the Eligible
     Containers and Eligible Chassis shall provide that losses, if any, shall be payable to the Loan Servicer or its designee as loss payee and the Borrower shall utilize its reasonable efforts to have all checks relating to any such losses delivered promptly to Loan Servicer or such other person designated by the Loan Servicer. The Loan Servicer and each Lender shall be named as an additional insured with respect to all such liability insurance maintained by the Borrower. The Borrower shall pay the premiums with respect to all such insurance and deliver to Loan Servicer evidence reasonably satisfactory to the Majority Lenders of such insurance coverage.
     The Borrower shall cause to be provided to Loan Servicer, not less than fifteen (15) days prior to the scheduled expiration or lapse of such insurance coverage, evidence reasonably satisfactory to the Majority
     Lenders of renewal or replacement coverage. The Borrower shall use its commercially reasonable efforts to have each insurer agree, by endorsement upon the policy or policies issued by it or by independent instrument furnished to Loan Servicer, that (i) it will give each additional insured and the loss payee thirty (30) days' prior written notice of the effective date of any material alteration, cancellation or non-renewal of such policy and (ii) in the event that the cancellation of such coverage would result in a breach of this Section 8.11 by the Borrower, it will permit the Loan
     Servicer and/or the Lender(s) to make payments to effect the continuation of coverage upon notice of cancellation due to nonpayment of premium.

          8.12. INTEREST RATE HEDGING AGREEMENTS. Within ninety (90) days after the Closing Date and thereafter within thirty (30) days after the end of each calendar quarter thereafter, the Borrower shall enter into, and maintain for so long as any Obligations remain unpaid, one or more Interest
     Rate Hedging Agreements with respect to a minimum of ninety percent (90%)
     of the Discounted Present Value of the Receivables of all Leases included in the Asset Base, all of which Interest Rate Hedging Agreements shall have an aggregate notional principal amount required by the formula set forth in
     Exhibit J hereto and have a projected amortization schedule as set forth in such Exhibit; provided, that during each calendar quarter an amount up to
     Three Million Dollars ($3,000,000) of ninety percent (90%) of the
     Discounted Present Value of the Receivables of all Leases initially included in the Asset Base in such calendar quarter may remain unhedged, as long as such unhedged amounts become subject to one or more Interest Rate
     Hedging Agreements by the end of such calendar quarter.

          8.13. UNIDROIT CONVENTION. The Borrower will comply with the terms and provisions of the UNIDROIT Convention on International Interests in Mobile
     Equipment or any other internationally recognized system for recording interests in or liens against shipping containers at the time that such convention is adopted.

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          8.14. COMPLIANCE WITH CREDIT AND COLLECTION POLICY. The Borrower will comply in all material respects with the Credit and Collection Policy in regard to the origination of, and amendments and modifications to, Finance
     Leases.

          9. NEGATIVE COVENANTS.

          Borrower hereby covenants and agrees that as of the Closing Date and thereafter for so long as this Credit Agreement is in effect and until all
     Commitments have been terminated, and the Loans and Revolving Credit Notes, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

          9.1. CHANGES IN BUSINESS; ETC. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business; provided that in the event that the Borrower shall engage in any consolidation, merger or sale transaction permitted pursuant to Section 9.2(b), from and after the consummation of such transaction, the Borrower or the Surviving Entity, as applicable, shall not be deemed to violate this Section 9.1 if at least seventy percent (70%) of the consolidated assets of the Borrower or Surviving Entity, as applicable, and its Restricted Subsidiaries are held in connection with a Permitted
     Business.

          9.2. CONSOLIDATION; MERGER; SALE OF ASSETS; ETC. Except in connection with a Permitted Transaction, the Borrower will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, convey or otherwise dispose of
     (or cause or permit any of its Restricted Subsidiaries to sell, assign, transfer, convey or otherwise dispose of) all or substantially all of the assets of the Borrower and its Restricted Subsidiaries (determined on a consolidated basis for the Borrower and its Restricted Subsidiaries), whether as an entirety or substantially as an entirety to any Person, unless:

          (a) either:

               (i) the Borrower shall be the surviving or continuing
          corporation; or

               (ii) the Person (if other than the Borrower) formed by such consolidation or into which the Borrower is merged, or the Person which acquires by sale, assignment, transfer, conveyance or other disposition the properties and assets of the Borrower and its
          Restricted Subsidiaries substantially as an entirety (the "Surviving
          Entity"):

                    (A) shall be an entity organized and validly existing under the laws of the United States or any State thereof or the
               District of Columbia;

                                       67

                    (B) shall expressly assume, by supplemental agreement (in
               form and substance reasonably satisfactory to the Majority
               Lenders), executed and delivered to the Loan Servicer, the due and punctual payment of the principal of and interest on the
               Loans and the performance of the Obligations and every covenant set forth in this Credit Agreement and the other Loan Documents on the part of the Borrower and, if the Guaranty is not to continue in effect pursuant to clause (c), the performance of the
               Guaranty and the obligations of TAL Group under the Guaranty (in which case, the Guarantor shall thereafter be released from any and all obligations under the Guaranty and any requirement to maintain a Guaranty under any Loan Document shall terminate and have no further force and effect) to be performed or observed;
               and

                    (C) shall have authorized the filing of the UCC statements of the type set forth in the Credit Agreement; and

          (b) immediately after giving effect to such transaction and the assumption contemplated by clause (a)(ii)(B) above, (i) no Default or Event of Default shall have occurred or be continuing, (ii) at least seventy percent (70%) of the consolidated assets of the Borrower or the Surviving
     Entity, as the case may be, and its Restricted Subsidiaries shall be held in connection with a Permitted Business.

          (c) The Guaranty shall remain in full force and effect unless, in the case of a Surviving Entity, the Surviving Entity shall (i) after giving effect to such transaction, comply with all of the financial covenants set forth in Section 10 hereof and (ii) thereafter deliver, with respect to the
     Surviving Entity, financial statements and reports of the type otherwise required to be delivered by TAL Group or the Guarantor hereunder.

          (d) In the case of a transfer to a Surviving Entity, the Surviving
     Entity shall have delivered to the Loan Servicer an opinion of counsel to the Surviving Entity stating that in the opinion of such counsel, such transfer shall not have violated the foregoing provisions of this Section
     9.2 (it being understood that (x) such opinion of counsel shall be in form and substance, and subject to assumptions and exceptions, that are customary for transaction of this type, and (y) with respect to matters of fact, such opinion of counsel shall be entitled to rely on a certificate from an officer of such Surviving Entity).

     Upon any consolidation, combination or merger or any transfer of all or substantially all of the Borrower's assets in accordance with the foregoing, in which the Borrower is not the Surviving Entity, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Credit Agreement with the same effect as if the
Surviving Entity had been named as such.

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     To the extent the Majority Lenders waive the provisions of this Section 9.2 with respect to the sale or other disposition of any Collateral, or any
Collateral is sold or otherwise disposed of as permitted by this Section 9.2, such Collateral (unless transferred to another Borrower or to a Surviving
Entity) shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Majority Lenders shall take such actions (including, without limitation, directing the Loan Servicer to take such actions) as are reasonably requested by the Borrower in connection therewith.

          9.3. LIENS. The Borrower will not, and will not permit any of its
     Restricted Subsidiaries to, create, incur, assume or suffer to exist any
     Lien upon or with respect to any Collateral; provided that the provisions of this Section 9.3 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

               (i) Liens for taxes, assessments or governmental charges or levies not yet delinquent or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate cash reserves have been established in accordance with GAAP;

               (ii) Liens in respect of property or assets of the Borrower or any of its Restricted Subsidiaries imposed by law which have not arisen to secure Indebtedness for borrowed money, such as carriers', seamen's, stevedores', wharfinger's, warehousemens', mechanics', landlord's, suppliers', repairmen's or other like Liens, and relating to amounts not yet due or which shall not have been overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate proceedings for which adequate cash reserves have been established in accordance with GAAP;

               (iii) Liens created by or pursuant to this Credit Agreement and the Security Documents;

               (iv) Liens arising from judgments, decrees or attachments in respect of which the Borrower or any of its Restricted Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings (including in connection with the deposit of cash or other property in connection with the issuance of stay and appeal bonds);

               (v) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business of the Borrower and its Restricted Subsidiaries in connection with workers' compensation, unemployment insurance, social security benefits and other similar forms of governmental insurance benefits, (y) to secure the performance by the

                                       69

          Borrower and its Restricted Subsidiaries of tenders, statutory obligations, surety and customs bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance bonds and other similar obligations incurred in the ordinary course of business
          (exclusive of (I) obligations for the payment of Indebtedness and (II)
          stay and appeal bonds and other obligations in respect of litigation, arbitration or similar claims or otherwise of the types described in
          Section 9.3(iv) above) or (z) to secure the performance by the
          Borrower and its Restricted Subsidiaries of leases of real property, to the extent incurred or made in the ordinary course of business consistent with past practices;

               (vi) licenses, sublicenses, leases or subleases (including
          Leases) granted to third Persons in the ordinary course of business;

               (vii) Liens arising from or related to precautionary UCC or like personal property security financing statements regarding operating leases (if any) entered into by the Borrower and its Restricted
          Subsidiaries in the ordinary course of business;

               (viii) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 120 days after the respective purchase) of Eligible Containers or Eligible Chassis acquired after the Closing Date by the Borrower and, if applicable, its Restricted Subsidiaries, provided that (x) any such Liens attach only to the assets so purchased and (y) the Indebtedness secured by any such Lien does not exceed 100% of the purchase price (including any fees or other expenses incurred in connection therewith) of the property being purchased at the time of the incurrence of such
          Indebtedness;

               (ix) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

               (x) Liens of any lessee under any Finance Lease;

               (xi) Liens securing Hedging Agreements that either (A) relate to
          Indebtedness incurred pursuant to the terms of this Credit Agreement and the other Loan Documents, but only up to an amount equal to 100%
          of such Indebtedness, or (B) relate to Indebtedness that is permitted under the terms of the Loan Documents;

               (xii) Liens existing on the Closing Date and set forth on
          Schedule 9.3;

               (xiii) Liens arising solely by virtue of any statutory or common law provision relating to bankers' liens, rights of set off or similar rights

                                       70

          and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

               (xiv) Liens incurred in connection with a Permitted
          Securitization or pursuant to the Bank Facility Credit Agreement or the Swingline Credit Agreement; and

               (xv) Liens securing Permitted Indebtedness incurred pursuant to
          Section 9.4(ii), Section 9.4(xv) or Section 9.4(xvi).

          9.4. INDEBTEDNESS. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except (Indebtedness described below (herein referred to as "Permitted Indebtedness"):

               (i) Indebtedness incurred pursuant to this Credit Agreement and the other Loan Documents;

               (ii) Indebtedness of the Borrower and its Restricted Subsidiaries
          not to exceed Twenty-Five Million Dollars ($25,000,000) at any one time outstanding;

               (iii) Indebtedness of the Borrower or any of its Restricted
          Subsidiaries under Hedging Agreements entered into to protect them against fluctuations in interest rates in respect of Indebtedness otherwise permitted under this Credit Agreement, so long as the entering into of such Hedging Agreements are bona fide hedging activities and are not for speculative purposes;

               (iv) Indebtedness of the Borrower or any of its Restricted
          Subsidiaries which may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the acquisition or disposition of any business, Restricted Subsidiary or assets prior to the Closing Date or in accordance with the requirements of this Credit
          Agreement, or from letters of credit, surety bonds or performance bonds securing any obligation of the Borrower or any such Restricted
          Subsidiary, pursuant to such agreement;

               (v) Intercompany Indebtedness of the Borrower or a Restricted
          Subsidiary for so long as such Indebtedness is held by the Borrower or a Wholly-Owned Restricted Subsidiary of the Borrower; provided, that with respect to any intercompany Indebtedness (other than intercompany
          Indebtedness pursuant to the Master Indenture Documents or any other
          Permitted Securitization) (I) unless the respective obligor under such intercompany loan reasonably determines that the execution, delivery and performance of an intercompany note is prohibited by, or that such

                                       71

          Intercompany note would not be enforceable against such obligor under, applicable local law, any such intercompany loan made pursuant to this clause (iv) shall be evidenced by an intercompany note or by such other documentation as may be acceptable to the Loan Servicer (acting at the direction of the Majority Lenders), and (II) each such intercompany loan made pursuant to this clause (v) shall be subject to an Intercompany Subordination Agreement (as defined in the Bank
          Facility Credit Agreement);

               (vi) Indebtedness of the Borrower or of a Restricted Subsidiary
          represented by letters of credit for the account of the Borrower or such Restricted Subsidiary, as the case may be, (i) in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business, (ii) in order to provide security for any trade, contractual or payment obligations of the Borrower or
          Restricted Subsidiary, or (iii) issued or incurred for such other purposes as are related to the ordinary course of business of the
          Borrower or such Restricted Subsidiary; provided, however, that the aggregate amount of outstanding Indebtedness permitted pursuant to the provisions of this clause (vi) shall not exceed Twenty Million Dollars
          ($20,000,000);

               (vii) Purchase money indebtedness or obligations in connection with the acquisition of Containers or Chassis by the Borrower or its
          Restricted Subsidiaries after the Closing Date; provided that (A) such indebtedness or obligations represents the purchase price (or financing of the purchase price within 120 days after the respective purchase) of such Container or Chassis, and (B) such indebtedness or obligations do not exceed 100% of the purchase price (including any fees or other expenses incurred in connection therewith) of the property being purchased at the time of the incurrence of such indebtedness or obligations;

               (viii) Indebtedness of the Borrower or of a Subsidiary set forth on Schedule 7.18 hereto or otherwise outstanding as of the Closing
          Date;

               (ix) Refinancing Indebtedness;

               (x) Obligations in respect of performance, bid, surety and appeal bonds and completion guarantees or obligations of a similar nature provided by the Borrower or any Subsidiary in the ordinary course of business;

               (xi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds

                                       72

          in the ordinary course of business, so long as such Indebtedness is extinguished within five (5) Business Days of the incurrence thereof;

               (xii) Indebtedness incurred in connection with a Permitted
          Securitization or pursuant to the Bank Facility Credit Agreement or the Swingline Credit Agreement;

               (xiii) Endorsements for collection, deposit or negotiation and warranties of products and services, in each case, incurred in the ordinary course of business;

               (xiv) Unsecured Indebtedness of the Borrower issued in lieu of making a cash Dividend permitted pursuant to Section 9.6;

               (xv) Indebtedness incurred by the Borrower or any Restricted
          Subsidiary of the Borrower in order to finance the acquisition by the
          Borrower or any Restricted Subsidiary of Containers and/or Chassis
          that do not constitute Collateral; and

               (xvi) Indebtedness incurred by the Borrower or any Restricted
          Subsidiary of the Borrower that is secured by the Borrower's or
          Restricted Subsidiary's (as the case may be) interest in collateral consisting of Finance Leases and/or the related Containers and/or
          Chassis.

          9.5. LOANS; INVESTMENTS. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make any Investment, except:

               (i) the Borrower and its Restricted Subsidiaries may acquire and hold cash and Cash Equivalents;

               (ii) the Borrower and its Restricted Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of its business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Restricted Subsidiary;

               (iii) the Borrower and its Restricted Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of Lessees, suppliers, trade creditors, licensees, licensors and customers and in good faith settlement of delinquent obligations of, and other disputes with, Lessees, suppliers, trade creditors, licensees, licensors and customers arising in the ordinary course of business;

               (iv) Hedging Agreements entered into in the ordinary course of business or otherwise in compliance with Section 9.4(iii) or Section
          9.4(xii) shall be permitted;

                                       73

               (v) Both of (x) loans by the Borrower and its Restricted
          Subsidiaries to officers, employees and directors of the Borrower and its Restricted Subsidiaries for bona fide business purposes, in each case incurred in the ordinary course of business shall be permitted, and (y) advances of reimbursable expenses, including advances for travel and moving expenses, by the Borrower and its Restricted
          Subsidiaries to officers, employees and directors of the Borrower and its Restricted Subsidiaries for bona fide purposes, in each case incurred in the ordinary course of business shall be permitted;

               (vi) Investments in the Borrower or any Restricted Subsidiary of
          the Borrower shall be permitted; provided, that in order for any intercompany Indebtedness to be permitted pursuant to this clause
          (vi), such intercompany Indebtedness must additionally be permitted to be incurred under Section 9.4(v);

               (vii) Investments as lessor under arm's-length capital leases
          (determined in accordance with GAAP) of maritime containers or intermodal chassis entered into in the ordinary course of business with unaffiliated third parties shall be permitted;

               (viii) Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business shall be permitted;

               (ix) Investments incurred in connection with a Permitted
          Securitization shall be permitted;

               (x) the Borrower and its Restricted Subsidiaries may own the
          Capital Stock of, their respective Subsidiaries created or acquired in accordance with the terms of this Credit Agreement;

               (xi) the Borrower and its Restricted Subsidiaries may acquire and hold Investments issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Section 9.2;

               (xii) Investments in existence as of the Closing Date as set forth on Schedule 9.5 hereto and any extension, modification or renewal of and such Investments existing on the Closing Date, shall be permitted;

               (xiii) the Borrower may acquire and hold obligations of one or more officers, directors or other employees of the Borrower or any of its Restricted Subsidiaries in connection with such officers', directors' or employees' acquisition of shares of capital stock of the
          Borrower, so long as no cash is paid by the Borrower or any of its
          Restricted Subsidiaries to

                                       74

          such officers, directors or employees in connection with the acquisition of any such obligations;

               (xiv) Investments in Eligible Investments shall be permitted;

               (xv) Investments in Unrestricted Subsidiaries and joint ventures shall be permitted provided that, all debt of Unrestricted
          Subsidiaries shall be non-recourse to the Borrower and its Restricted
          Subsidiaries;

               (xvi) Investments by any Person existing at the time such Person becomes a Subsidiary of the Borrower (and extensions, replacements an renewals thereof) shall be permitted; provided, that all such
          Investments existed at the time such Person became a Subsidiary of the
          Borrower and were not made in connection therewith or in contemplation thereof;

               (xvii) Investments made, directly or indirectly, out of the net cash proceeds or the fair market value of other assets received by the
          Borrower from any Person (other than a Restricted Subsidiary of the
          Borrower) from the substantially concurrent sale of, or made by exchange for, Capital Stock of the Borrower or a substantially concurrent capital contribution received by the Borrower from its stockholders shall be permitted; and

               (xviii) other Investments in any Person in an aggregate amount not to exceed $15,000,000 at any one time outstanding shall be permitted.

          9.6. DIVIDENDS. The Borrower will not, and will not permit any of its
     Restricted Subsidiaries (other than a Wholly-Owned Restricted Subsidiary)
     to, declare or pay any Dividends other than a Permitted Dividend.

          9.7. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any transaction or series of transactions with any Affiliate of the Borrower or any of its
     Restricted Subsidiaries other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such
     Restricted Subsidiary as would be reasonably expected to be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; provided that the following shall in any event be permitted: (i) the payment of consulting or other fees to the Borrower by any of their Subsidiaries in the ordinary course of business; (ii) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Borrower or any of its Subsidiaries; (iii) transactions exclusively between or among the Borrower, exclusively between or among the
     Borrower and any Restricted Subsidiary of the Borrower, exclusively between
     Restricted Subsidiaries of any of the Borrower, or exclusively between the
     Borrower or any of its Restricted Subsidiaries and any of their respective joint ventures; (iv) any agreement as in effect as of the Closing Date as set forth on Schedule 9.7 hereto or any transaction contemplated thereby and any amendment

                                       75

     thereto or any replacement agreement thereto, so long as any such amendment or replacement agreement is not more disadvantageous to the Borrower or any of its Restricted Subsidiaries in any material respect than the original agreement as in effect on the Closing Date; (v) any reasonable employment, stock option, stock repurchase, employee benefit compensation, business expense reimbursement, severance, termination, or other employment-related agreements, arrangements or plans entered into in good faith by the
     Borrower or any of its Subsidiaries in the ordinary course of business;
     (vi) any issuance of Capital Stock of the Borrower; (vii) any transaction consummated (A) in connection with or to facilitate a Permitted
     Securitization or (B) pursuant to the Master Indenture Documents, (viii)
     the Borrower and its Restricted Subsidiaries may enter into employment and severance arrangements with respect to the procurement of services with their respective officers and employees in the ordinary course of business;
     and (ix) transactions to the extent permitted by Section 9.6.

          9.8. LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. The Borrower
     will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any such
     Restricted Subsidiary to (x) pay dividends or make any other distributions on its capital stock or any other Capital Stock or participation in its profits owned by the Borrower or any of its Restricted Subsidiaries, or pay
     any Indebtedness owed to the Borrower or any of its Restricted
     Subsidiaries, (y) make loans or advances to the Borrower or any of its
     Restricted Subsidiaries or (z) transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, rule, regulation or order, (ii) this Credit Agreement and the other
     Loan Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a
     Restricted Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement (in which the Borrower or any of its Restricted Subsidiaries is the licensee) or any other contract entered into by the Borrower or any of its Restricted Subsidiaries in the
     ordinary course of business, (v) any encumbrance or restriction pursuant to an agreement in effect or entered into on the Closing Date as set forth on
     Schedule 9.8 hereto (and all replacements or substitutions thereof on terms not materially more adverse to the Lenders and not materially less favorable or materially more onerous to the Borrower and its Restricted
     Subsidiaries than those contained the any such agreement on the Closing
     Date), (vi) customary agreements relating to the transfer of, or the granting of licenses in licenses related to, copyrights, patents or other intellectual property, (vii) provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein), (viii)
     purchase money indebtedness permitted to be incurred under this Credit
     Agreement, (ix) restrictions on cash or other deposits under bona fide arrangements with customers entered into in the ordinary course of business, (x) Refinancing Indebtedness (provided, that the restrictions contained in the

                                       76

     agreements governing such Refinancing Indebtedness are not materially more restrictive, take as a whole, than those contained in the agreements governing the Indebtedness being refinanced); (xi) agreements or instruments that prohibit the payment of dividends or the making of other distributions with respect to Capital Stock other than on a pro rata basis,
     (xii) with respect to any Restricted Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness, or any agreement pursuant to which such Indebtedness was issued, if (1) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (2) the encumbrance or restriction is not materially more disadvantageous to the Lenders than is customary in comparable financings, and (3) such encumbrance or restriction will not materially affect the
     Borrower's ability to make principal or interest payments on the Loans,
     (xiii) restrictions on the transfer of any asset pending the close of the sale of such asset (xiv) any restriction or encumbrance or the transfer of any assets subject to Liens permitted by Section 9.3 hereof, or (xv)
     encumbrances and restrictions contained in the Master Indenture Documents which are not materially more restrictive than the encumbrances and restrictions contained in the Master Indenture Documents as in effect on the Closing Date.

          9.9. CHANGE IN CREDIT AND COLLECTION POLICY. The Borrower will not change the terms and provisions of the Credit and Collection Policy in any material respect without the prior written consent of the Loan Servicer
     (acting at the direction of the Majority Lenders) in each instance, such consent not to be unreasonably withheld or delayed.

          9.10. FISCAL YEAR. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, change the date of the end of its fiscal year to other than December 31.

          10. FINANCIAL COVENANTS.

          The Borrower covenants and agrees that, at all times subsequent to the
     Closing Date and for so long as any Loan or Revolving Credit Note is outstanding or any Lender has any obligation to make any Loans:

          10.1. CONSOLIDATED EBIT TO CONSOLIDATED CASH INTEREST EXPENSE RATIO.
     As of the last day of each fiscal quarter of the Guarantor occurring after a Section 10.1 Triggering Event has occurred, the Consolidated EBIT to
     Consolidated Cash Interest Expense Ratio will not be less than 1.05 to
     1.00.

          10.2. MINIMUM TANGIBLE NET WORTH. As of the last day of each fiscal quarter of the Guarantor, commencing with the fiscal quarter ending
     September 30, 2006, the Consolidated Tangible Net Worth of TAL Group shall be not less than Three Hundred Million Dollars ($300,000,000).

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          10.3. MAXIMUM LEVERAGE RATIO. As of the last day of each fiscal quarter of the Guarantor, the Leverage Ratio of TAL Group shall be less than or equal to 5.00 to 1.00.

     Notwithstanding the foregoing Sections 10.1, 10.2 and 10.3, once the
Aggregate Note Principal Balance exceeds 20% of an amount equal to the outstanding amount of the Guarantor's Indebtedness (as reflected in the
Guarantor's most recent financial statements), the covenants set forth in the foregoing Sections 10.1, 10.2 and 10.3 shall be deemed to be those then set forth in the corresponding financial covenant sections of the Bank Facility
Credit Agreement.

          11. CLOSING CONDITIONS.

          The obligation of each Lender to make a Loan hereunder on the Closing
Date, is subject, at the time of the making of such Loans to the satisfaction of the following conditions (or the written waiver of such conditions by the Loan
Servicer (acting at the direction of the Majority Lenders)):

          11.1. EXECUTION OF AGREEMENT; NOTES. On or prior to the Closing Date,
     (i) this Credit Agreement and the other Loan Documents shall have been executed and delivered and (ii) there shall have been delivered to the Loan
     Servicer for the account of each Lender which has requested the same the appropriate Note, in each case executed by the Borrower and in the amount, maturity and as otherwise provided herein.

          11.2. OFFICER'S CERTIFICATE. On the Closing Date, the Loan Servicer
     shall have received a certificate from the Borrower, dated the Closing Date and signed by an Authorized Officer of the Borrower, certifying that all of the applicable conditions set forth in Section 12.2 (other than such conditions to the extent that such conditions are expressly subject to the satisfaction of the Loan Servicer and/or the Majority Lenders), have been satisfied on such date.

          11.3. OPINIONS OF COUNSEL. On the Closing Date, the Loan Servicer
     shall have received from Mayer Brown Rowe & Maw LLP, counsel to the
     Borrower, an opinion addressed to the Loan Servicer and each of the Lenders and dated the Closing Date substantially in the form of Exhibit K, which opinion shall (x) cover the enforceability of the Loan Documents and the creation and perfection of the security interests and/or liens granted pursuant to the relevant Security Documents and such other matters incident to the transactions contemplated herein as the Loan Servicer may reasonably request and (y) be in form and substance reasonably satisfactory to the
     Loan Servicer (acting at the direction of the Majority Lenders).

          11.4. COMPANY DOCUMENTS; PROCEEDINGS.

          (a) On the Closing Date, the Loan Servicer shall have received from
     Borrower a certificate, dated the Closing Date, signed by the chairman, a vice-

                                       78

     chairman, the president, any vice-president or any other Authorized Officer of the Borrower, and attested to by the secretary, any assistant secretary or other senior officer of the Borrower, in the form of Exhibit L with appropriate insertions, together with copies of the certificate of incorporation, by-laws or equivalent organizational documents of the
     Borrower and the resolutions of the Borrower referred to in such certificate, and all of the foregoing shall be reasonably satisfactory to the Majority Lenders.

          (b) On the Closing Date, all instruments and agreements in connection with the transactions contemplated by this Credit Agreement and the other
     Documents shall be reasonably satisfactory in form and substance to the
     Majority Lenders, and the Loan Servicer shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of
     Company proceedings and governmental approvals, if any, which the Loan
     Servicer (acting at the direction of the Majority Lenders) reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper Company or governmental authorities.

          11.5. APPROVALS. On or prior to the Closing Date, (i) all necessary governmental (domestic and foreign), regulatory and material third party approvals and/or consents in connection with this Credit Agreement and the other Loan Documents shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Loan Servicer;
     except for any such approval or consent the failure to obtain would not reasonably be expected to have a Material Adverse Effect, and (ii) all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by this Credit Agreement and the other Loan Documents, the making of the Loans or otherwise referred to herein or therein.
     Additionally, on the Closing Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon, or materially delaying, or making economically unfeasible, the consummation of the making of the Loans or the other transactions contemplated by the Loan Documents or otherwise referred to herein or therein.

          11.6. GUARANTY BY TAL GROUP. On the Closing Date, TAL Group shall have duly executed and delivered to the Loan Servicer the guaranty in the form of Exhibit Q hereof (as amended, modified, restated and/or supplemented from time to time, the "Guaranty").

          11.7. [RESERVED]

          11.8. SECURITY AGREEMENT. On the Closing Date, Borrower shall have duly authorized, executed and delivered the security agreement in the form of

                                       79

     Exhibit M hereto (as amended, modified, restated and/or supplemented from time to time, the "Security Agreement") covering all of the Borrower's present and future collateral referred to therein, together with:

                    (i) proper financing statements (Form UCC-1 or the
               equivalent) authenticated for filing under the UCC or other appropriate filing offices of each jurisdiction as may be
               necessary or, in the reasonable opinion of the Majority Lenders desirable, to perfect the security interests purported to be created by the Security Agreement;

                    (ii) certified copies of Requests for Information or Copies
               (Form UCC-11), or equivalent reports, each of a recent date, listing all effective financing statements that name the Borrower as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name the Borrower as debtor (none of which shall cover any of the Collateral, except to the extent evidencing
               Permitted Liens or Liens under the Bank Facility Credit Agreement or the Swingline Credit Agreement, or in respect of which the
               Loan Servicer shall have received termination statements (Form
               UCC-3) or such other termination statements as shall be required by local law fully executed (where required) for filing);

                    (iii) evidence of the completion of (or adequate provision for) all other recordings and filings of, or with respect to, the
               Security Agreement as may be necessary or, in the reasonable opinion of the Majority Lenders desirable, to perfect the
               security interests intended to be created by the Security
               Agreement; and

                    (iv) evidence that all other actions necessary or, in the
               reasonable opinion of the Majority Lenders desirable, to create, maintain, effect, perfect, preserve, maintain and protect the security interests purported to be created by the Security
               Agreement have been taken;

     and the Security Agreement shall be in full force and effect.

          11.9. [RESERVED]

          11.10. INSURANCE CERTIFICATES; ETC.. On the Closing Date, the Loan
     Servicer shall have received evidence of insurance complying with the requirements of Section 8.11 for the business and properties of the
     Borrower, in scope, form and substance reasonably satisfactory to the
     Majority Lenders and naming the Loan Servicer as an additional insured and/or loss payee, and stating that such insurance shall not be canceled or materially revised without at least 30 days' prior written notice by the respective insurer to the Loan Servicer.

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          11.11. AUDITED AND UNAUDITED FINANCIAL STATEMENT. Prior to the Closing
     Date, the Loan Servicer and each of the lenders have received: (i) the financial statements of TAL Group and its consolidated Subsidiaries (and its respective predecessors) as of December 31, 2005 and the consolidated balance sheet of TAL Group and its consolidated Subsidiaries (and its respective predecessors), and the related consolidated statements of income and shareholder's equity and statement of cash flows for the two months then ended, together with a certification by an Independent Accountant reasonably acceptable to the Loan Servicer (acting at the direction of the
     Majority Lenders), to the effect that such statements fairly present in all material respects the consolidated financial condition of TAL Group and its consolidated Subsidiaries (and its respective predecessors) as of the dates indicated and the results of their consolidated operations and changes in financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years except as disclosed therein
     (which report shall be without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit), and (ii) the balance sheet of TAL Group and its consolidated
     Subsidiaries as of March 31, 2006 and the related consolidated statements of income for such fiscal quarter and the related consolidated statements of shareholder's equity and cash flows for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter, all of which shall be certified by the chief financial officer or other Authorized
     Officer of TAL Group that they fairly present in all material respects in accordance with GAAP the consolidated financial condition of TAL Group and its consolidated Subsidiaries as of the dates indicated and the consolidated results of their operations and/or changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

          11.12. PAYMENT OF FEES. On the Closing Date, all costs, fees and expenses, and all other compensation due to the Loan Servicer and the
     Lenders (including, without limitation, reasonable and documented legal fees and expenses) shall have been paid to the extent then due.

          11.13. [RESERVED]

          11.14. PLEDGE AGREEMENT. On the Closing Date, Borrower shall have duly authorized, executed and delivered the pledge agreement in the form of
     Exhibit N (as amended, modified, restated and/or supplemented from time to time, the "Pledge Agreement") and shall have delivered to the Loan
     Servicer, as pledgee thereunder, all of the Pledge Agreement Collateral, if any, referred to therein and then owned by the Borrower, (x) endorsed in blank in the case of promissory notes constituting Pledge Agreement
     Collateral and (y) together with executed and undated transfer powers in the case of certificated Capital Stock constituting Pledge Agreement
     Collateral, and the Pledge Agreement shall be in full force and effect.

                                       81

          11.15. SECURITIZATION INTERCREDITOR AGREEMENT. On the Closing Date,
     the Collateral Agent shall have joined as a party to the Securitization
     Intercreditor Agreement and shall have delivered a fully executed version of such joinder agreement to the Loan Servicer.

          12. CONDITIONS PRECEDENT TO ALL LOANS.

          The obligation of each Lender to make Loans (including Loans made on the Closing Date) is subject, at the time of each such Loan (except as hereinafter indicated), to the satisfaction of the following conditions:

          12.1. CLOSING DATE. The Closing Date shall have occurred and the
     Revolving Credit Period shall not have expired or been terminated.

          12.2. NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each such Loan and immediately after giving effect thereto (i) there shall exist no Designated Event of Default and (ii) all representations and warranties contained herein and in each other Loan Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Loan (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          12.3. LOAN REQUEST. Prior to the making of each Loan, the Loan
     Servicer shall have received a Loan Request meeting the requirements of
     Section 2.2 and showing in reasonable detail that the Aggregate Note
     Principal Balance (calculated after giving effect to the requested Loan)
     shall not exceed (i) the Asset Base (calculated as of the last day of the most recent month for which internal financial statements are available and after giving effect to the addition of the Eligible Containers and Eligible
     Chassis to be acquired with the proceeds of the Loan and the Finance Leases to be granted in respect thereof) and (ii) the Aggregate Commitments
     (calculated as of the last day of the most recent month for which internal financial statements are available and after giving effect to the addition of the Eligible Containers and Eligible Chassis to be acquired with the proceeds of the Loan).

          12.4. CERTIFICATION. The Borrower shall have delivered to the Loan
     Servicer a certificate of the Borrower, signed on the Borrower's behalf by its Authorized Officer, as to the matters set out in Sections 12.2 and
     12.3. Each request for a Loan, and acceptance by the Borrower of the proceeds of any Loan, shall constitute a certification required by this
     Section 12.4 that on the date of such Loan (both immediately before and after giving effect thereto) the statements made in Sections 12.2 and 12.3 are true and correct.

          12.5. CONFORMITY WITH CONCENTRATION LIMITS. If the proceeds of such
     Loan are to be used to acquire Containers and/or Chassis which are to be

                                       82

     designated by the Borrower as an "Eligible Container" and/or "Eligible
     Chassis" on the applicable Loan Request, then, immediately after giving effect to the acquisition of such Container or Chassis, the Borrower shall be in compliance with the Concentration Limits applicable to such Container or Chassis (without regard to whether the Borrower is then in compliance with any Concentration Limit that, pursuant to the definition of
     "Concentration Limits," is not deemed applicable to such Container or
     Chassis) (provided that for purposes of determining compliance with the
     Concentration Limits, only those Containers and/or Chassis (A) that are then designated by the Borrower as "Eligible Container" or "Eligible
     Chassis" and (B) to be acquired with the proceeds of such Loan and so designated as "Eligible Containers" and/or "Eligible Chassis" shall be considered in such calculation).

          13. EVENTS OF DEFAULT; ACCELERATION; ETC.

          13.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time,
     "Defaults") shall occur:

          (a) the Borrower shall fail to pay (i) on any Payment Date any principal payment, or (ii) on the date on which the principal balance of the Revolving Credit Notes have been accelerated in accordance with Section
     13.1 hereof, the then Aggregate Note Principal Balance;

          (b) the Borrower shall fail to pay on any Payment Date any interest payment, Commitment Fee or Upfront Fee then due and payable on the
     Revolving Credit Notes and the continuation of such default for more than three (3) Business Days after such amounts shall have become due and payable;

          (c) on any Payment Date, the Aggregate Note Principal Balance (after giving effect to any payments of principal made on such Payment Date)
     exceeds an amount equal to the Asset Base then in effect and such condition shall have then existed for a period of thirty (30) consecutive days;

          (d) default in the payment of any amounts due and owing to the Lenders of any Revolving Credit Notes other than the amounts described in clauses
     (a) and (b) above, and the continuation of such default for more than fifteen (15) Business Days after the date on which a Senior Designated
     Officer of the Borrower received written notice of non-payment;

          (e) the Borrower shall fail to comply with any of its covenants contained in Sections 9.1, 9.2, 9.3, 9.4, 9.5, 9.6, 9.7, 9.8 or Section 10;

          (f) the Borrower shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (which is not otherwise addressed in this Section 13) which failure materially and adversely affects the interests of the Loan Servicer or the Lenders and continues for thirty (30) days

                                       83

     after written notice of such failure has been given to a Senior Designated
     Officer of the Borrower;

          (g) any representation or warranty of the Borrower made in any Loan
     Document shall prove incorrect in any material respect when made which materially and adversely affects the interest of the Loan Servicer or any
     Lender and which (if curable) remains unremedied for a period of thirty
     (30) days after the first date on which a Senior Designated Officer of the
     Borrower has received written notice thereof;

          (h) the Borrower, any Restricted Subsidiary of the Borrower or the
     Guarantor shall commence a voluntary case concerning itself under the
     Federal Bankruptcy Code; or an involuntary case is commenced against the
     Borrower, any Restricted Subsidiary of the Borrower or the Guarantor and
     the petition is not controverted within ten (10) days, or is not dismissed within sixty (60) days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower, any Restricted
     Subsidiary of the Borrower or the Guarantor; or the Borrower, any
     Restricted Subsidiary of the Borrower or the Guarantor commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the
     Borrower, any Restricted Subsidiary of the Borrower or the Guarantor and
     such proceeding remains undismissed for a period of sixty (60) days; or the
     Borrower, any Restricted Subsidiary of the Borrower or the Guarantor is
     adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower, any
     Restricted Subsidiary of the Borrower or the Guarantor suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days;
     or the Borrower, any Restricted Subsidiary of the Borrower or the Guarantor
     makes a general assignment for the benefit of creditors; or any action is taken by the Borrower, any Restricted Subsidiary of the Borrower or the
     Guarantor for the purpose of effecting any of the foregoing;

          (i) a Change of Control occurs without the prior consent of the Loan
     Servicer and the Majority Lenders;

          (j) the Security Agreement or the Lien purported to be created thereby shall become or be adjudged by a court of competent jurisdiction to be invalid or unenforceable against the Borrower for any reason other than any action taken by the Loan Servicer or any Lender or the failure of the Loan
     Servicer or any Lender to take any action within its control;

          (k) one or more judgments or decrees shall be entered against the
     Borrower, any Restricted Subsidiary of the Borrower or the Guarantor
     involving a liability (to the extent not paid when due or covered by a reputable and solvent

                                       84

     insurance company (with any portion of any judgment or decree not so covered to be included in any determination hereunder)) equal to or in excess of Twenty Million Dollars ($20,000,000) for all such judgments and decrees and all such judgments or decrees shall either be final and non-appealable or shall not have been vacated, discharged or stayed or bonded pending appeal for any period of thirty (30) consecutive days;

          (l) TAL Group or the Borrower fails to make any payment when due
     (beyond the applicable grace or cure period with respect thereto, if any)
     or defaults in the observance or performance (beyond the applicable grace or cure period with respect thereto, if any) of any payment obligation, or any other agreement or covenant with respect to Indebtedness that, individually or in the aggregate for all such Persons, exceeds Twenty
     Million Dollars ($20,000,000) and the holder(s) of such Indebtedness have accelerated such Indebtedness;

          (m) any law, rule or regulation shall render invalid, or preclude enforcement of, any material provision of this Credit Agreement, the
     Guaranty or any other Loan Document or impair performance of the obligations of the Borrower or TAL Group under this Credit Agreement or under any other Loan Document, in each case, for any reason other than any action taken by the Loan Servicer or any Lender or the failure of the Loan
     Servicer or any Lender to take any action within its control, or the
     Guarantor repudiates its obligations under the Guaranty (subject to Section
     9.2); and

     then, and in any such event, so long as the same may be continuing, the
     Loan Servicer may, and upon the request of the Majority Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Revolving Credit Notes and the other Loan
     Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Sections 13.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Loan Servicer.

          13.2. TERMINATION OF COMMITMENTS. If an Event of Default specified in
     Section 13.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Lenders shall be relieved of all further obligations to make Loans to the Borrower. If any other Event of
     Default shall have occurred and be continuing, the Loan Servicer may, and upon the request of the Majority Lenders shall, by notice to the Borrower, terminate the unused portion of the Commitments hereunder, and upon such notice being given such unused portion of the Commitments hereunder shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make Loans. No termination of the Commitments hereunder shall relieve the Borrower of any of the Obligations.

                                       85

          13.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Loan Servicer
     (acting at the direction of the Majority Lenders) shall have accelerated the maturity of the Loans pursuant to Section 13.1, each Lender, if owed any amount with respect to the Loans may, with the consent of the Majority
     Lenders but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this
     Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the
     Loan Servicer or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

          13.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Loan Servicer or any Lender, as the case may be, receives any monies in connection with the enforcement of any of the Security
     Documents, or otherwise with respect to the realization upon any of the
     Collateral, such monies shall be distributed for application as follows:

          (a) First, to the payment of, or (as the case may be) the
     reimbursement of the Loan Servicer for, or in respect of, all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Loan Servicer in connection with the collection of such monies by the Loan Servicer, for the exercise, protection or enforcement by the Loan Servicer of all or any of the rights, remedies, powers and privileges of the Loan Servicer under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Loan Servicer against any taxes or liens which by law shall have, or may have, priority over the rights of the
     Loan Servicer to such monies;

          (b) Second, to the payment in full of all of the Obligations;

          (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Loan Servicer of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform
     Commercial Code of the State of New York; and

          (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

                                       86

          14. LOAN SERVICER AND COLLATERAL AGENT.

          14.1. APPOINTMENT AND AUTHORITY. Each of the Lenders hereby irrevocably appoints Fortis to act on its behalf as the Loan Servicer hereunder and under the other Loan Documents and authorizes the Loan
     Servicer to take such actions on its behalf and to exercise such powers as are delegated to the Loan Servicer by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section are solely for the benefit of the Loan Servicer, and the Lenders, and none of the Borrower shall have rights as a third party beneficiary of any of such provisions.

          14.2. RIGHTS AS A LENDER. The Person serving as the Loan Servicer hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the
     Loan Servicer and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the
     Person serving as the Loan Servicer hereunder in its individual capacity.
     Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any of its
     Affiliates as if such Person were not the Loan Servicer hereunder and without any duty to account therefor to the Lenders.

          14.3. EXCULPATORY PROVISIONS. The Loan Servicer shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the
     Loan Servicer:

          (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;

          (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Loan
     Servicer is required to exercise as directed in writing by the Majority
     Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Loan Servicer shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Loan Servicer to liability or that is contrary to any Loan Document or applicable law; and

          (c) shall not, except as expressly set forth herein and in the other
     Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its
     Affiliates that is communicated to or obtained by the Person serving as the
     Loan Servicer or any of its Affiliates in any capacity.

                                       87

          The Loan Servicer shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders
     (or such other number or percentage of the Lenders as shall be necessary, or as the Loan Servicer shall believe in good faith shall be necessary, under the circumstances as provided in Sections 16.12 and 13.2) or (ii) in the absence of its own gross negligence or willful misconduct. The Loan
     Servicer shall be deemed not to have knowledge of any Default or Event of
     Default unless and until notice describing such Default or Event of Default is given to the Loan Servicer by the Borrower or a Lender.

          The Loan Servicer shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Loan
     Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith,
     (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Loan
     Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Sections 11 or 12 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Loan Servicer.

          14.4. RELIANCE BY LOAN SERVICER. The Loan Servicer shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The
     Loan Servicer also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Loan Servicer may presume that such condition is satisfactory to such Lender unless the
     Loan Servicer shall have received notice to the contrary from such Lender prior to the making of such Loan. The Loan Servicer may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          14.5. DELEGATION OF DUTIES. The Loan Servicer may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Loan Servicer. The Loan Servicer and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through its respective Related Parties. The exculpatory provisions of this Section 14 shall apply to any such

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     sub-agent and to the Related Parties of the Loan Servicer and any such sub-agent, and shall apply to its respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Loan Servicer.

          14.6. RESIGNATION OF LOAN SERVICER. The Loan Servicer may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, with the consent of the Borrower, to appoint a successor. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Loan
     Servicer gives notice of its resignation, then the retiring Loan Servicer may on behalf of the Lenders, appoint a successor Loan Servicer meeting the qualifications set forth above; provided that if the Loan Servicer shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Loan Servicer shall be discharged from its duties and obligations hereunder and under the other
     Loan Documents (except that in the case of any collateral security held by the Loan Servicer on behalf of the Lenders under any of the Loan Documents, the retiring Loan Servicer shall continue to hold such collateral security until such time as a successor Loan Servicer is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Loan Servicer shall instead be made by or to each Lender directly, until such time as the Majority Lenders appoint a successor Loan
     Servicer as provided for above in this Section. Upon the acceptance of a successor's appointment as Loan Servicer hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Loan Servicer, and the retiring Loan
     Servicer shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the
     Borrower to a successor Loan Servicer shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Loan Servicer's resignation hereunder and under the other Loan Documents, the provisions of this Section and Section
     16.3 shall continue in effect for the benefit of such retiring Loan
     Servicer, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring
     Loan Servicer was acting as Loan Servicer.

          In the event that (i) the Loan Servicer, whether in its capacity as the Loan Servicer or a Lender, does not consent (or fails to respond) to a proposed amendment, modification or waiver to any provision of this Credit
     Agreement or any other Loan Document requested by the Borrower and (ii)
     such proposed amendment, modification or waiver has been approved by the
     Majority Lenders, the Borrower may, upon (x) delivery of written notice thereof to the Loan Servicer, and (y) receipt by the Loan Servicer of the amount calculated in accordance with Section 16.13 hereof in connection with a transfer of the Loans

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     by the Loan Servicer, require that the Loan Servicer promptly resign from such position, such resignation, and the appointment of a successor Loan
     Servicer to be consummated in accordance with the first paragraph of this
     Section 14.6.

          14.7. NON-RELIANCE ON LOAN SERVICER AND OTHER LENDERS. Each Lender
     acknowledges that it has, independently and without reliance upon the Loan
     Servicer or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each
     Lender also acknowledges that it will, independently and without reliance upon the Loan Servicer or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Loan
     Document or any related agreement or any document furnished hereunder or thereunder.

          14.8. LOAN SERVICER MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower, the Loan Servicer (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Loan Servicer shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other
     Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Loan Servicer (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Loan Servicer and their respective agents and counsel) and all other amounts due the
     Lenders and the Loan Servicer under Sections 5.1 and 16.3 allowed in such judicial proceeding; and

          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Loan Servicer and, in the event that the Loan Servicer shall consent to the making of such payments directly to the
Lenders, to pay to the Loan Servicer any amount due for the reasonable compensation, expenses, disbursements and advances of the Loan Servicer and its agents and counsel, and any other amounts due the Loan Servicer under Sections
5.1 and 16.3.

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          Nothing contained herein shall be deemed to authorize the Loan
     Servicer to authorize or consent to or accept or adopt on behalf of any
     Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the
     Loan Servicer to vote in respect of the claim of any Lender in any such proceeding.

          14.9. COLLATERAL MATTERS. The Lenders irrevocably authorize the Loan
     Servicer, at its option and in its discretion,

          (a) to release any Lien on any property granted to or held by the Loan
     Servicer under any Loan Document (i) upon termination of the Aggregate
     Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan
     Document, or (iii) subject to Section 16.12, if approved, authorized or ratified in writing by the Majority Lenders;

          (b) to subordinate any Lien on any property granted to or held by the
     Loan Servicer under any Loan Document to the holder of any Lien on such property that is permitted by Section 9.3(viii); and

          (c) to take the actions with respect to the Collateral and the
     Guaranty as are set forth in the Security Documents and the Guaranty, respectively.

          The Lenders hereby agree that the Security Documents may be enforced only by the action of the Loan Servicer, in each case, acting upon the instructions of the Majority Lenders, and that no Lender shall have any right individually to seek to enforce or to enforce the Security Documents to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Loan Servicer for the benefit of the Lender upon the terms of this Credit Agreement and the Security Documents.

          Upon request by the Loan Servicer at any time, the Majority Lenders will confirm in writing the Loan Servicer's authority to release or subordinate its interest in particular types or items of property.

          14.10. COLLATERAL AGENT. All of the provisions of this Article 14 applicable to the Loan Servicer shall be equally applicable to the
     Collateral Agent.

          15. SUCCESSORS AND ASSIGNS.

          15.1. GENERAL CONDITIONS. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the
     Borrower may not assign or otherwise transfer any of its rights or
     Obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise

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     transfer any of its rights or obligations hereunder except (a) to an
     Eligible Assignee in accordance with the provisions of Section 15.2, (b) by way of participation in accordance with the provisions of Section 15.4 or
     (c) by way of pledge or assignment of a security interest subject to the restrictions of Section 15.6 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this
     Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section
     15.4, and, to the extent expressly contemplated hereby, the Related Parties of each of the Loan Servicer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement or any of the other Loan Documents.

          15.2. ASSIGNMENTS BY LENDERS. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that

               (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an
          Affiliate of a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the
          Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Loan Servicer or, if a "Trade
          Date" is specified in the Assignment and Assumption, as of the Trade
          Date, shall not be less than $15,000,000 unless the Loan Servicer
          (acting at the direction of the Majority Lenders) and, so long as no
          Designated Event of Default has occurred and is continuing, the
          Borrower otherwise consent (such consent not to be unreasonably withheld or delayed);

               (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned, it being understood that non-pro rata assignments of or among any of the Commitments and Loans are not permitted;

               (iii) any assignment of a Commitment or Loan must be approved by the Loan Servicer (acting at the direction of the Majority Lenders)
          and, so long as no Designated Event of Default has occurred and is continuing, the Borrower (such consent not to be unreasonably

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          withheld or delayed) unless the Person that is the proposed assignee is an Eligible Assignee);

               (iv) so long as Fortis is the Loan Servicer, any assignment by
          Fortis or any of its Affiliates of all or a portion of its Commitments or Loans that would result in Fortis and its Affiliates holding in aggregate less than twenty percent (20%) of the Aggregate Commitments, or, if the Commitments are not then in effect, the aggregate Loan outstanding, shall require, so long as no Designated Event of Default has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld or delayed); and

               (v) the parties to each assignment shall execute and deliver to the Loan Servicer an Assignment and Assumption, together with a processing and recordation fee of (i) with respect to any Lender on the Closing Date, $500 or (ii) with respect to any other Lender,
          $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Loan Servicer an Administrative Questionnaire.

          Subject to acceptance and recording thereof by the Loan Servicer pursuant to Section 15.3, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a
     Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and
     Assumption, be released from its obligations under this Credit Agreement
     (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Credit Agreement, such
     Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.2.2, 5.6 and 16.3 with respect to facts and circumstances occurring prior to the effective date of such assignment.
     Upon request, the Borrower (at its expense) shall execute and deliver a
     Revolving Credit Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit
     Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 15.4. Notwithstanding anything to the contrary contained herein, the Borrower shall not be obligated to pay to the Eligible Assignee any amount under Section 5.2.2(a)U that is greater than the amount that the Borrower would have been obligated to pay such
     Eligible Assignee's assignor if such assigning Lender had not assigned to such Eligible Assignee any of its rights under this Credit Agreement, unless (1) the circumstances giving rise to such greater payments did not exist at the time of such assignment, or (2) the Borrower consented to the assignment to such Eligible Assignee and the Borrower was advised in writing prior to such assignment of such amounts under Section 5.2.2(a).

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          15.3. REGISTER. The Loan Servicer, acting solely for this purpose as an agent of the Borrower, shall maintain at the Loan Servicer's office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the
     Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the
     Borrower, the Loan Servicer and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the
     Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Loan Servicer a copy of the
     Register.

          15.4. PARTICIPATIONS. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Loan Servicer, sell participations to any Person (other than a natural person or the Borrower or any of its
     Affiliates) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i)
     such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the
     Borrower, the Loan Servicer and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided, further, that such agreement or instrument may provide that such Lender will not, without the consent of the
     Participant, agree to any amendment, modification or waiver that would reduce the principal of or the interest rate on any Loan, extend the term or increase the amount of the Commitment of such Lender as it relates to such Participant, reduce the amount of any Commitment Fee to which such
     Participant is entitled or extend any regularly scheduled payment date for principal or interest. Subject to Section 15.5, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.2.2, 5.6,
     5.7 and 5.9 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 15.2. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section
     16.1 as though it were a Lender, provided such Participant agrees to be subject to Section 15.1 as though it were a Lender. Each Lender that sells a participation pursuant to this Section 15.4 to a Participant shall, as agent of the Borrower solely for the purpose of this Section 15.4, record in book entries maintained by such Lender the name and the

                                       94

     amount of the participating interest of each Participant entitled to receive payments in respect of such participation.

          15.5. LIMITATIONS UPON PARTICIPANT RIGHTS. A Participant shall not be entitled to receive any greater payment under Sections 5.2.2, 5.6 or 5.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 5.2.2 unless the Borrower is notified of the participation sold to such Participant and such
     Participant agrees, for the benefit of the Borrower, to comply with Section
     5.2.3 as though it were a Lender.

          15.6. CERTAIN PLEDGES. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit
     Agreement (including under its Revolving Credit Note) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          15.7. ELECTRONIC EXECUTION OF ASSIGNMENTS. The words "execution,"
     "signed," "signature," and words of like import in any Assignment and
     Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal
     Electronic Signatures in Global and National Commerce Act, the New York
     State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

          16. PROVISIONS OF GENERAL APPLICATIONS.

          16.1. SETOFF. Borrower hereby grants to the Loan Servicer and each of the Lenders a continuing lien, security interest and right of setoff as security for all liabilities and Obligations to the Loan Servicer and each
     Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Loan Servicer or such
     Lender or any Lender Affiliate and their successors and assigns or in transit to any of them. Regardless of the adequacy of any collateral, if any of the Obligations are due and payable and have not been paid or any
     Event of Default shall have occurred, any deposits or other sums credited by or due from any of the Lenders to the Borrower and any securities or other property of the Borrower in the possession of such Lender may be applied to or set off by the Loan Servicer against the payment of
     Obligations and any and all other liabilities,

                                       95

     direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Lender. ANY AND ALL
     RIGHTS TO REQUIRE ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH
     RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO
     EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR
     OTHER PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND
     IRREVOCABLY WAIVED. Each of the Lenders agree with each other Lender that
     (a) if an amount to be set off is to be applied to Indebtedness of the
     Borrower to such Lender, other than Indebtedness evidenced by the Revolving
     Credit Notes held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Lender, and (b) if such Lender shall receive from the
     Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the
     Revolving Credit Notes held by such Lender by proceedings against the
     Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Revolving Credit Notes held by all of the Lenders, such Lender will make arrangements with the
     Loan Servicer and the other Lenders with respect to such excess in accordance with the provisions of Section 4.6.

          16.2. EXPENSES. The Borrower agrees to pay (a) the reasonable and documented costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) the reasonable and documented fees, expenses and disbursements of the Loan Servicer's Special Counsel and any local counsel to the Loan
     Servicer incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document providing for such cancellation, (c) the reasonable and documented fees, expenses and disbursements of the Loan Servicer or any of its Affiliates incurred by the
     Loan Servicer or such Affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, (d) any reasonable and documented fees, costs, expenses and bank charges, including bank charges for returned checks, incurred the Loan Servicer in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral, (e) all reasonable and documented out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by the Loan Servicer in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the

                                       96

     administration thereof after the occurrence of a Default or Event of
     Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Loan Servicer's relationship with the Borrower and (f) all reasonable and documented fees, expenses and disbursements of any Lender or the Loan Servicer incurred in connection with UCC searches, UCC filings, or mortgage recordings. The covenants contained in this Section 16.2 shall survive payment or satisfaction in full of all other Obligations.

          16.3. INDEMNIFICATION. Borrower agrees to indemnify and hold harmless the Loan Servicer, each of the Lenders and each of their Affiliates
     ("Indemnitees") from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby (the "Indemnified Liabilities")
     including, without limitation, (a) any actual or proposed use by the
     Borrower of the proceeds of any of the Loans, (b) the reversal or withdrawal of any provisional credits granted by the Loan Servicer or any
     Lender upon the transfer of funds from lock box, bank agency, concentration accounts or otherwise under any cash management arrangements with the
     Borrower or in connection with the provisional honoring of funds transfers, checks or other items, (c) the Borrower entering into or performing this
     Credit Agreement or any of the other Loan Documents, (d) any such liability, loss, damage or expense in any way relating to, or arising out of, the manufacture, ownership, leasing or operation of the Collateral incurred prior to any foreclosure on the Collateral, or (e) with respect to the Borrower and its respective properties and assets, the violation of any
     Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any
     Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of one counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrower shall have no obligation to any Indemnitee hereunder with respect to Indemnified Liabilities and related costs and expenses (i) to the extent that such Indemnified Liabilities constitute special, indirect, consequential or punitive damages or damages or liabilities based upon any theory of lost profits, or (ii) to the extent that such Indemnified Liabilities are finally judicially determined to have resulted from the gross negligence, bad faith, willful misconduct or recklessness of such Indemnitee (and, upon any such determination, any indemnification payments with respect to such Indemnified Liabilities or related costs and expenses previously received by such Indemnitee shall be promptly reimbursed by such Indemnitee). In litigation, or the preparation therefor, each Indemnitee shall be entitled to select its own counsel and, in addition to the foregoing indemnity; provided, that the Borrower shall only be obligated under this Section 16.3 to pay the reasonable and documented fees and expenses of one

                                       97

     counsel on behalf of all Indemnitees. If, and to the extent that the
     Obligations of the Borrower under this Section 16.3 are unenforceable for any reason, the Borrower hereby agree to make the maximum contribution to the payment in satisfaction of such Obligations which is permissible under applicable law. The covenants contained in this Section 16.3 shall survive payment or satisfaction in full of all other Obligations.

          16.4. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

          16.4.1. CONFIDENTIALITY. Each of the Lenders and the Loan Servicer
     agrees, on behalf of itself and each of its Affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any information supplied to it by, or on behalf of, the Borrower pursuant to this Credit Agreement, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this Section 16.4, or becomes available to any of the Lenders or the Loan
     Servicer on a nonconfidential basis from a source other than the Borrower,
     (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Lenders or the Loan Servicer, (d) to bank examiners or any other regulatory authority having jurisdiction over any Lender or the Loan Servicer, or to auditors or accountants, (e) to the
     Loan Servicer, any Lender or any Financial Affiliate, (f) in connection with any litigation to which any one or more of the Lenders, the Loan
     Servicer or any Financial Affiliate is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan
     Document, (g) to a Lender Affiliate or a Subsidiary or affiliate of the
     Loan Servicer, (h) to any actual or prospective assignee or participant or any actual or prospective counterparty (or its advisors) to any swap or derivative transactions referenced to credit or other risks or events arising under this Credit Agreement or any other Loan Document so long as such assignee, participant or counterparty, as the case may be, agrees to be bound by the provisions of this Section 16.4 or (i) with the prior written consent of the Borrower. Each of the Loan Servicer, the Lenders and
     the Financial Affiliates agrees not to use any information supplied to it by, or on behalf, of the Borrower pursuant to this Credit Agreement for any purpose or in any manner other that evaluating the performance of the
     Borrower and its Subsidiaries hereunder and enforcing the rights, remedies and obligations hereunder and under the other Loan Documents. Without the prior written consent of the Borrower, none of the Loan Servicer, any
     Lender or any Financial Affiliate shall be permitted to refer to the
     Borrower in connection with any advertising, promotion or marketing undertaken by the Loan Servicer, such Lenders or such Financial Affiliate.

          16.4.2. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Lenders and the Loan Servicer shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such

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     information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or pursuant to legal process.

          16.4.3. OTHER. In no event shall any Lender or the Loan Servicer be obligated or required to return any materials furnished to it or any
     Financial Affiliate by the Borrower. The obligations of each Lender under this Section 16.4 shall supersede and replace the obligations of such
     Lender under any confidentiality letter in respect of this financing signed and delivered by such Lender to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans from any Lender.

          16.5. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Revolving Credit Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto shall be deemed to have been relied upon by the Lenders and the Loan Servicer, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any Loans as herein contemplated, and shall continue in full force and effect so long as any amount due under this Credit Agreement or the Revolving Credit Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Lender or the Loan Servicer at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

          16.6. NOTICES. Except as otherwise expressly provided in this Credit
     Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Revolving Credit Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

          (a) if to the Borrower at: 100 Manhattanville Road, Purchase, New York
     10577-2135, or at such other addresses for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

          (b) if to the Loan Servicer, at Two Embarcadero Center, suite 1330,
     San Francisco, CA 94111, Attention: Roland Rutgers/Menno van Lacum, with a copy to Fortis Capital Corp., Loan Operations, Attention Lascelles
     Thompson, 101 Hudson Street, 21st Floor, Jersey City, NJ 07302, telephone:
     (201) 631-8194,

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     fax (201) 631-8181, or such other address for notices as the Agent shall last have furnished in writing to the Person giving the notice; and

          (c) if to any Lender, at such Lender's address set forth on Schedule 1 hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

          Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the sixth Business Day following the mailing thereof. Any notice or other communication to be made hereunder or under the Revolving Credit Notes, even if otherwise required to be in writing under other provisions of this Credit Agreement or the Revolving Credit
     Notes may alternatively be made in an electronic record transmitted electronically under such authentication and other procedures as the parties hereto may from time to time agree in writing (but not an electronic record), and such electronic transmission shall be effective at the time set forth in such procedures. Unless otherwise expressly provided in such procedures, such an electronic record shall be equivalent to a writing under the other provisions of this Credit Agreement or the
     Revolving Credit Notes and such authentication, if made in compliance with the procedures so agreed by the parties hereto in writing (but not an electronic record), shall be equivalent to a signature under the other provisions of this Credit Agreement or the Revolving Credit Notes.

          16.7. GOVERNING LAW. THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE
     SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE
     CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL
     PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID
     STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL
     OBLIGATIONS LAW BUT OTHERWISE EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR
     CHOICE OF LAW). BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS
     CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE
     COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND
     CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF
     PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE
     ADDRESS SPECIFIED IN SECTION 16.6. THE BORROWER HEREBY WAIVES ANY OBJECTION
     THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH
     COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

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          16.8. HEADINGS. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

          16.9. COUNTERPARTS. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery by facsimile by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.

          16.10. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 16.12.

          16.11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES
     ITS RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT
     OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE REVOLVING
     CREDIT NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS
     HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS
     OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR
     WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE
     OF DEALINGS, STATEMENTS OR ACTIONS OF THE LOAN SERVICER OR ANY LENDER
     RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN
     DOCUMENTS AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION
     WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN
     WAIVED. Except as prohibited by law, Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Borrower (a)
     certifies that no representative, agent or attorney of any Lender or the
     Loan Servicer has represented, expressly or otherwise, that the Loan
     Servicer would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Loan Servicer and the
     Lenders have been induced to enter into this Credit Agreement and the other
     Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

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          16.12. CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required or permitted by this Credit Agreement to be given by the Lenders may be given, and any term of this Credit Agreement, the other Loan
     Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Lenders. Notwithstanding the foregoing, no amendment, modification or waiver shall:

          (a) without the written consent of the Borrower and each Lender directly affected thereby:

               (i) reduce, delay or forgive the principal amount of any Loans or reduce the rate of interest on the Loans or the priority thereof or the amount of any Fees (other than interest on the Revolving Credit
          Notes accruing pursuant to Section 5.10 following the effective date of any waiver by the Majority Lenders of the Event of Default relating thereto);

               (ii) increase the amount of such Lender's Commitment or extend the expiration date of such Lender's Commitment;

               (iii) postpone or extend the Conversion Date, the Maturity Date or any other regularly scheduled dates for payments of principal of, or interest on, the Loans or any Fees or other amounts payable to such
          Lender (it being understood that (A) a waiver of the application of the default rate of interest pursuant to Section 5.10, and (B) any vote to rescind any acceleration made pursuant to Section 13.1 of amounts owing with respect to the Loans and other Obligations shall require only the approval of the Majority Lenders); and

               (iv) other than any transaction permitted by the terms of this
          Credit Agreement, release all or substantially all of the Collateral
          (excluding, if the Borrower or any Subsidiary of the Borrower becomes a debtor under the Federal Bankruptcy Code or other applicable insolvency laws, the release of "cash collateral", as defined in
          Section 363(a) of the federal Bankruptcy Code or any analogous provision of any applicable insolvency law pursuant to a cash collateral stipulation with the debtor approved by the Majority
          Lenders);

          (b) without the written consent of all of the Lenders, amend or waive this Section 16.12 or the definition of "Majority Lenders";

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          (c) without the written consent of the Loan Servicer, amend or waive
     Section 14 or any other provision applicable to the Loan Servicer; or

          (d) without the consent of any affected counterparty (other than the
     Borrower or any of its Affiliates) to any Hedging Agreement, reduce, delay, forgive or change the relative priority of any amounts owing to such Person in accordance with the terms hereof.

          No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Loan Servicer or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

          16.13. REPLACEMENT OF LENDERS.

          (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 5.6 or 5.7, (ii) any Lender delivers a notice described in Section 5.4 or 5.5, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 5.2.2 or (iv) any Lender does not consent (or fails to respond) to a proposed amendment, modification or waiver to any provision of this Credit Agreement or any other Loan Document requested by the Borrower, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Loan Servicer, require such
     Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 15.2), all of its interests, rights and obligations under this Credit Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

               (i) the Borrower shall have paid to the Loan Servicer the
          assignment fee specified in Section 15.2;

               (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.9)
          from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

               (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.6 or 5.7 or payments required to be made pursuant to Section 5.2.2, such assignment will result in a reduction in such compensation or payments thereafter; and

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               (iv) such assignment does not conflict with applicable laws.

     In connection with any such replacement, if the replaced Lender does not execute and deliver to the Loan Servicer a duly completed Assignment and
     Assumption reflecting such replacement within five Business Days of the date on which the replacement Lender executes and delivers such Assignment and Assumption to the replaced Lender, then such replaced Lender shall be deemed to have executed and delivered such Assignment and Assumption. A
     Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

          (b) If (i) any Lender shall request compensation under Section 5.6 or
     5.7, (ii) any Lender delivers a notice described in Section 5.4 or 5.5, or
     (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section
     5.2.2, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 5.6 or 5.7, enable it to withdraw its notice pursuant to Section 5.4 or 5.5, or would reduce amounts payable pursuant to Section 5.2.2, as the case may be, in the future. The
     Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

          16.14. SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

          16.15. USA PATRIOT ACT. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Improvement and
     Reauthorization Act of 2005 (H.R. 3199) (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

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                                       105

          IN WITNESS WHEREOF, the undersigned have duly executed this Credit
     Agreement as of the date first set forth above.

                                        TAL INTERNATIONAL CONTAINER CORPORATION

                                        By:
                                            ------------------------------------
                                            Name: Jeffrey M. Casucci
                                            Title: Vice President

                                        FORTIS CAPITAL CORP., as Loan Servicer
                                        and as Collateral Agent

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        FORTIS CAPITAL CORP., as Lender

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        ING BANK N.V., as Lender

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        DVB BANK N.V., as Lender

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                CREDIT AGREEMENT